--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                                AMENDMENT NO. 2
                                 CURRENT REPORT

                             ---------------------

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 2, 1997

                            ------------------------

                       AXIOHM TRANSACTION SOLUTIONS, INC.
           ---------------------------------------------------------

             (Exact name of registrant as specified in its charter)

          CALIFORNIA                       0-13459                             94-2917470
  (State or jurisdiction of        (Commission File Number)       (I.R.S. Employer Identification No.)
incorporation or organization)

                            15070 AVENUE OF SCIENCE
                          SAN DIEGO, CALIFORNIA 92128
              ---------------------------------------------------

         (Address, including zip code, of principal executive offices)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (619) 451-3485

            -------------------------------------------------------

         (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    This Amendment No. 2 to the Registrant's Current Report on Form 8-K dated October 2, 1997, originally filed with the Securities and Exchange Commission (the "SEC") on October 17, 1997 and amended by Amendment No. 1 thereto dated December 15, 1997 (collectively, the "Form 8-K"), is being filed solely for the purpose of amending Item 7, Financial Statements and Exhibits, to the Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

    (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants......................................................          4

Consolidated Balance Sheet of Axiohm S.A. as of December 31, 1996 and December 31,
  1995.................................................................................          5

Consolidated Statement of Income of Axiohm S.A. for the Years Ended December 31, 1996,
  1995 and 1994........................................................................          6

Consolidated Statement of Cash Flows of Axiohm S.A. for the Years Ended December 31,
  1996, 1995 and 1994..................................................................          7

Consolidated Statement of Shareholders' Equity of Axiohm S.A. for the Years Ended
  December 31, 1996, 1995 and 1994.....................................................          8

Notes to the Consolidated Financial Statements.........................................          9

Unaudited Consolidated Balance Sheet of Axiohm S.A. as of June 30, 1997 and Audited
  Consolidated Balance Sheet of Axiohm S.A. as of December 31, 1996....................         25

Unaudited Consolidated Statement of Income of Axiohm S.A. for the Six Months Ended June
  30, 1997 and 1996....................................................................         26

Unaudited Consolidated Statement of Cash Flows of Axiohm S.A. for the Six Months Ended
  June 30, 1997 and 1996...............................................................         27

Notes to the Unaudited Consolidated Financial Statements...............................         36

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Axiohm S.A.

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Axiohm S.A. and its subsidiaries at December 31, 1996 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with United States generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with United States generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Axiohm S.A. and its subsidiaries for any period subsequent to December 31, 1996.

/s/ PRICE WATERHOUSE

Paris, France
September 12, 1997, except as to Note 19, which is as of January 9, 1998

                                  AXIOHM S.A.

                           CONSOLIDATED BALANCE SHEET

               (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

                                                                                                         DECEMBER 31,
                                                                                                     --------------------
                                                                                           NOTE        1995       1996
                                                                                           -----     ---------  ---------
ASSETS
Current assets:
  Cash and cash equivalents...........................................................               $     636  $   1,839
  Accounts receivable, net............................................................           3       9,700     10,552
  Inventories, net....................................................................           4      13,506     13,900
  Loan to related party...............................................................          17          --      1,832
  Other current assets................................................................                   2,435      1,454
                                                                                                     ---------  ---------
    Total current assets..............................................................                  26,277     29,577

Property, plant and equipment, net....................................................           5      11,002     11,235
Goodwill..............................................................................           6       2,254      2,606
Other assets..........................................................................                     651        560
                                                                                                     ---------  ---------
    Total assets......................................................................               $  40,184  $  43,978
                                                                                                     ---------  ---------
                                                                                                     ---------  ---------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................................................               $   6,675  $   7,480
  Bank overdraft......................................................................                     545         --
  Current portion of long-term debt...................................................           8       1,748      1,267
  Current portion of capital lease and financing obligations..........................           9          84        139
  Current portion of government grant obligations.....................................          11         327        916
  Other current liabilities...........................................................           7       4,185      5,703
                                                                                                     ---------  ---------
    Total current liabilities.........................................................                  13,564     15,505

Long-term debt........................................................................           8      13,087      4,821
Capital lease and financing obligations...............................................           9       1,662      1,543
Government grant obligations..........................................................          11       2,600      1,846
Deferred income taxes.................................................................          13       1,482      1,557
Other long-term liabilities...........................................................          14       1,812      2,273
                                                                                                     ---------  ---------
    Total liabilities.................................................................               $  34,207  $  27,545
                                                                                                     ---------  ---------
Commitments and contingencies.........................................................          10          --         --

Shareholders' equity:
  Common stock, ordinary shares "A" par value FF 100 at December 31, 1995 and FF 500 at December 31, 1996; 38,000 shares authorized and outstanding at December 31,
    1995; 38,405 shares authorized and outstanding at December 31, 1996...............          15   $     616  $   3,579
  Common stock, ordinary shares "B" par value FF 500, 2,735 shares authorized and
    outstanding at December 31, 1996..................................................                      --        262
  Capital in excess of par value......................................................                      66        326
  Retained earnings...................................................................                   5,434     12,149
  Foreign currency translation adjustment.............................................                    (139)       117
                                                                                                     ---------  ---------

    Total shareholders' equity........................................................                   5,977     16,433
                                                                                                     ---------  ---------

    Total liabilities and shareholders' equity........................................               $  40,184  $  43,978
                                                                                                     ---------  ---------
                                                                                                     ---------  ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                                  AXIOHM S.A.

                        CONSOLIDATED STATEMENT OF INCOME

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                  ----------------------------------
                                                                        NOTE         1994        1995        1996
                                                                        -----     ----------  ----------  ----------
Revenue:
  Net sales........................................................       3       $   23,952  $   72,155  $   95,302
  Other income.....................................................      12              858          --          --
                                                                                  ----------  ----------  ----------
                                                                                      24,810      72,155      95,302
Costs and expenses:
  Costs of products sold...........................................                  (15,095)    (52,202)    (66,390)
  Selling, general and administrative..............................                   (4,506)     (9,200)    (11,013)
  Research and development.........................................                   (3,310)     (5,836)     (6,648)
  Goodwill amortization............................................       6               --        (161)       (200)
                                                                                  ----------  ----------  ----------

Total costs and expenses...........................................                  (22,911)    (67,399)    (84,251)
                                                                                  ----------  ----------  ----------

Income from operations.............................................                    1,899       4,756      11,051

Interest income....................................................                       90         158         158
Interest expense...................................................                     (244)     (1,889)     (1,032)
Other income.......................................................      12              167          --       1,033
                                                                                  ----------  ----------  ----------

Income before income taxes.........................................                    1,912       3,025      11,210
Provision for income taxes.........................................      13             (482)     (1,095)     (4,406)
                                                                                  ----------  ----------  ----------

Net income.........................................................               $    1,430  $    1,930  $    6,804
                                                                                  ----------  ----------  ----------
                                                                                  ----------  ----------  ----------

   The accompanying notes are an integral part of the consolidated financial statements.

                                  AXIOHM S.A.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                  --------------------------------
                                                                                     1994       1995       1996
                                                                                  ----------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................................................  $    1,430  $   1,930  $   6,804
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization...............................................       1,070      2,696      2,921
    Deferred income taxes.......................................................         756       (155)       458
    Provision for inventory obsolescence........................................          57      1,040         87
    Provision for long-term liabilities.........................................          94        184        461
    Other.......................................................................          --         36        213
  Effect on cash of changes in operating assets and liabilities:
    Decrease/(increase) in accounts receivable..................................         580     (4,659)    (2,215)
    Increase in inventories.....................................................      (1,411)    (1,896)      (823)
    Increase in other current assets............................................        (220)      (248)      (517)
    (Decrease)/increase in accounts payable.....................................        (437)       160      2,700
    Increase in other current liabilities.......................................         720      1,371      1,137
    (Decrease)/increase in income tax payable...................................        (420)       678        618
    Decrease in deferred revenue................................................         (58)      (130)      (107)
                                                                                  ----------  ---------  ---------
Net cash provided by operating activities.......................................  $    2,161  $   1,007  $  11,737
                                                                                  ----------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  IPB acquisition, net of cash acquired (Note 2)................................  $  (15,644) $      --  $      --
  Capital expenditures..........................................................      (2,190)    (2,955)    (3,056)
  Proceeds from disposition of property, plant and equipment....................          --         53         71
  Other.........................................................................        (203)      (123)       (12)
                                                                                  ----------  ---------  ---------
Net cash used in investing activities...........................................  $  (18,037) $  (3,025) $  (2,997)
                                                                                  ----------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Bank overdraft................................................................  $     (540) $     409  $    (545)
  Net borrowings under lines of credit..........................................         645        953       (128)
  Proceeds from long-term debt..................................................      15,301      1,000         --
  Principal repayments under long-term debt.....................................        (371)    (4,992)    (8,446)
  Proceeds from government grants...............................................         716      2,204        338
  Proceeds from financing arrangements (Note 9).................................          --      1,600         --
  Repayment of government grants................................................          --       (196)      (308)
  Principal repayments under financing obligations..............................          --        (36)      (119)
  Payment of dividends..........................................................        (342)        --       (411)
  Proceeds from stock issuance, net of issuance costs (Note 15).................          --         --      3,807
  Net loans/repayments to related parties.......................................         602         --     (1,851)
                                                                                  ----------  ---------  ---------
Net cash provided by/(used in) financing activities.............................  $   16,011  $     942  $  (7,663)
                                                                                  ----------  ---------  ---------
Effect of foreign exchange rate changes on cash and cash equivalents............  $      399  $     216  $     126
                                                                                  ----------  ---------  ---------

Change in cash and cash equivalents.............................................  $      534  $    (860) $   1,203
Cash and cash equivalents at beginning of year..................................         962      1,496        636
                                                                                  ----------  ---------  ---------
Cash and cash equivalents at end of year........................................  $    1,496  $     636  $   1,839
                                                                                  ----------  ---------  ---------
                                                                                  ----------  ---------  ---------
SUPPLEMENTAL CASH FLOW DISCLOSURES:
CASH PAID DURING THE YEAR FOR:
  Interest......................................................................  $      157  $   1,649  $     845
  Income taxes, net of refunds..................................................         140        604      3,245
NON-CASH TRANSACTIONS:
  Capital lease obligations.....................................................          --  $   1,750  $     163
  Accrual for contingent purchase price consideration (Note 10).................          --         --        552

   The accompanying notes are an integral part of the consolidated financial statements.

                                  AXIOHM S.A.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                (IN THOUSANDS OF U.S. DOLLARS EXCEPT SHARE DATA)

                                                 NUMBER OF SHARES        COMMON STOCK
                                               --------------------  --------------------   CAPITAL
                                                                                              IN                      FOREIGN
                                                      CLASS                 CLASS           EXCESS                   CURRENCY
                                               --------------------  --------------------   OF PAR     RETAINED     TRANSLATION
                                                   A          B          A          B        VALUE     EARNINGS     ADJUSTMENT
                                               ---------  ---------  ---------  ---------  ---------  -----------  -------------
BALANCE AT DECEMBER 31, 1993.................     38,000         --  $     616  $      --  $      66   $   2,416     $    (225)

Net income...................................         --         --         --         --         --       1,430            --
Dividends....................................         --         --         --         --         --        (342)           --
Currency translation adjustment..............         --         --         --         --         --          --           341
                                               ---------  ---------  ---------  ---------  ---------  -----------       ------
BALANCE AT DECEMBER 31, 1994.................     38,000         --  $     616  $      --  $      66   $   3,504     $     116

Net income...................................         --         --         --         --         --       1,930            --
Currency translation adjustment..............         --         --         --         --         --          --          (255)
                                               ---------  ---------  ---------  ---------  ---------  -----------       ------

BALANCE AT DECEMBER 31, 1995.................     38,000         --  $     616  $      --  $      66   $   5,434     $    (139)
Issuance of Common Stock "A".................        405         --          8         --        489          --            --
Issuance of Common Stock "B".................         --      2,735         --         52      3,297          --            --
Stock issuance costs.........................         --         --         --         --        (39)         --            --
Increases in nominal value of each share from
  FF 100 to FF 500...........................         --         --      2,955        210     (3,165)         --            --
Allocation to restricted reserves............         --         --         --         --       (322)        322            --
Dividends....................................         --         --         --         --         --        (411)           --
Net income...................................         --         --         --         --         --       6,804            --
Currency translation adjustment..............         --         --         --         --         --          --           256
                                               ---------  ---------  ---------  ---------  ---------  -----------       ------
BALANCE AT DECEMBER 31, 1996.................     38,405      2,735  $   3,579  $     262  $     326   $  12,149     $     117
                                               ---------  ---------  ---------  ---------  ---------  -----------       ------
                                               ---------  ---------  ---------  ---------  ---------  -----------       ------


                                                 TOTAL
                                               ---------
BALANCE AT DECEMBER 31, 1993.................  $   2,873
Net income...................................      1,430
Dividends....................................       (342)
Currency translation adjustment..............        341
                                               ---------
BALANCE AT DECEMBER 31, 1994.................  $   4,302
Net income...................................      1,930
Currency translation adjustment..............       (255)
                                               ---------
BALANCE AT DECEMBER 31, 1995.................  $   5,977
Issuance of Common Stock "A".................        497
Issuance of Common Stock "B".................      3,349
Stock issuance costs.........................        (39)
Increases in nominal value of each share from
  FF 100 to FF 500...........................         --
Allocation to restricted reserves............         --
Dividends....................................       (411)
Net income...................................      6,804
Currency translation adjustment..............        256
                                               ---------
BALANCE AT DECEMBER 31, 1996.................  $  16,433
                                               ---------
                                               ---------

     The accompanying notes are integral part of the consolidated financial statements.

                                  AXIOHM S.A.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Axiohm S.A. ("Axiohm") designs, develops, manufactures and services printers, printer components and printing systems utilizing thermal and impact technologies. Axiohm's customers include major point-of-sale providers, gasoline pump manufacturers, banking systems suppliers and other manufacturers of equipment printing slips, tickets or receipts. Axiohm operates on a worldwide basis with significant activities in North America and Europe.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A. BASIS OF PRESENTATION

The financial statements of Axiohm include the accounts of its wholly owned subsidiaries in the United States, Hong Kong and Japan. All intercompany accounts and transactions have been eliminated.

These accompanying financial statements have been presented in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

    B. USE OF ESTIMATES

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from estimates.

    C. GOODWILL

Axiohm amortizes costs in excess of the fair value of net assets acquired using the straight-line method over an estimated useful life of fifteen years.

    D. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost and depreciated using the straight-line method over the following estimated useful lives of the related assets:

Buildings.......................................  20 to 40
                                                  years
Machinery and equipment.........................  3 to 5 years
Molds and tooling...............................  3 to 5 years
Furniture and fixtures..........................  3 to 7 years
Computer software...............................  1 to 3 years

    E. INVENTORIES

Inventories are valued at the lower of cost or market, cost being determined using the first-in, first-out ("FIFO") method.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    F. CASH AND CASH EQUIVALENTS

Cash equivalents consist principally of short-term highly liquid money market funds with original maturities of less than three months.

    G. REVENUE

Revenue from product sales is recognized at the time of shipment. Service revenue is recognized upon completion of the service activity and the shipment of the repaired product to the customer.

    H. RESEARCH & DEVELOPMENT COSTS

Research and development costs are expensed as incurred. Certain government research grants, which are repayable in the event that the related research project proves to be successful, are recognized as a deduction to expenses when the research project has been determined to be unsuccessful and all other conditions of the grant have been satisfied.

    I. TRANSLATION OF FINANCIAL STATEMENTS

Axiohm's financial results have been reported in U.S. dollars. The functional currencies of Axiohm's subsidiaries are the local currencies where the subsidiaries operate. When translating local currency based financial statements into U.S. dollars, assets and liabilities are translated at the year end rate unless hedged by forward foreign exchange contracts, in which case the rates specified in such forward contracts are used, while income and expenses are translated using the average rate for the year. Translation differences are presented as a component of shareholders' equity.

    J. FOREIGN CURRENCY HEDGES

Axiohm uses financial instruments, primarily forward exchange contracts, to hedge its exposure to foreign currency exchange rate fluctuations resulting from the fact that most of its expenses are incurred in French francs while a substantial portion of its revenues and receivables are denominated in U.S. dollars.

    In order to mitigate the associated risk resulting from increases in the French franc compared to the U.S. dollar, Axiohm identifies on a monthly basis its cash requirements denominated in each currency for the next quarterly period. Based on these requirements, currency forwards are entered into and designated as hedges of specific cash commitments. These contracts must be designated at inception as a hedge and measured for effectiveness at both inception and on an ongoing basis. Realized and unrealized gains and losses arising from currency forwards are recognized in income in the same period as gains and losses resulting from the underlying hedged transactions. For contracts which do not meet Axiohm's criteria for hedge accounting, realized and unrealized gain or losses will be recognized currently. Axiohm's hedging activities have not had a material impact on its operations or cash flows.

    Axiohm does not use or hold financial instruments for speculative trading purposes.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    K. CONCENTRATION OF CREDIT RISK

Axiohm sells products to various customers across several industries throughout the world. Axiohm performs on-going credit evaluations of its customers and maintains reserves for potential credit losses. Such losses have been within management's expectations. Axiohm generally requires no collateral from its customers.

    L. INCOME TAXES

Axiohm follows Statement of Financial Accounting Standard No. 109 ("SFAS 109"), ACCOUNTING FOR INCOME TAXES. Under SFAS 109, the tax provision is determined under the liability method. Under this method deferred tax assets and liabilities are recognized based on the differences between the financial reporting and the tax bases of assets and liabilities using presently enacted tax rates. Valuation allowances are established on deferred tax assets when management estimates that it is more likely than not that some or all of deferred tax benefits will not be realized.

    M. GOVERNMENT GRANTS AND SUBSIDIES

Grants received from government agencies for the acquisition of property and equipment are netted against the related capital expenditure. Grants for investments in foreign countries are deferred and recognized as a deduction to expenses if and when the conditions for the grant have been satisfied. Subsidies received for employee training are recognized as a deduction to expenses during the period in which the related costs are incurred.

    N. FAIR VALUE OF FINANCIAL INSTRUMENTS

At December 31, 1994, 1995 and 1996, the carrying amount of Axiohm's financial instruments, including cash and cash equivalents, trade receivables, trade payables and other accrued liabilities, approximates their fair value due to their short-term maturities. Based on quoted market prices and rates of interest available to Axiohm, the carrying amount of its debt instruments and other long-term liabilities at December 31, 1994, 1995 and 1996 also approximates fair value.

    O. PROFIT SHARING AND RETIREMENT INDEMNITY PLANS

Substantially all Axiohm employees participate in statutory profit sharing and retirement indemnity plans. Amounts owed under the profit sharing plan are based on a formula prescribed by French law. Benefit obligations under the retirement indemnity plan are determined based on length of service, annual remuneration and job grade. These obligations and the related compensation expense are recorded in the financial statements of the period during which the related benefits are earned.

    P. POST-RETIREMENT MEDICAL PLAN

Certain Axiohm employees participate in a defined benefit post-retirement medical plan. Axiohm's projected benefit obligation relating to such benefits is calculated and recorded in accordance with Statement of Financial Accounting Standards No. 106 ("SFAS 106"), ACCOUNTING FOR POST-RETIREMENT BENEFITS.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Q. NEW ACCOUNTING STANDARDS

In March 1995, Statement of Financial Accounting Standards No. 121 ("SFAS 121"), ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF was issued. This statement requires that long-lived assets held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. This statement was implemented for the year ended December 31, 1996. The adoption of this accounting standard had no significant impact on the financial position or results of operations of Axiohm. Axiohm will continually assess impairment of long-lived assets and certain identifiable intangibles whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Effective January 1, 1996, Axiohm adopted Statement of Accounting Standards No. 123 ("SFAS 123"), ACCOUNTING FOR STOCK-BASED COMPENSATION. This statement defines a fair value based method of accounting for employee options or similar equity instruments and encourages all entities to adopt that method of accounting. However, it also allows an entity to continue to measure compensation costs using the intrinsic value based method of accounting prescribed by Accounting Principle Board Opinion No. 25 ("APB 25"), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. Axiohm has elected to account for its employee stock compensation plan under the provisions of APB 25.

2. IPB ACQUISITION

On December 29, 1994, Axiohm acquired the net assets of the printer division of NCR ("the Seller") (formerly AT&T Global Information Solutions Company). The acquisition was accounted for using the purchase method and the results of the division have been included since that date.

The aggregate purchase price of the net assets acquired was $15.6 million including acquisition costs and was financed through 12 year term loans subscribed for a total amount of approximately $15.0 million and credit line facilities of approximately $0.6 million. The agreement also provides for additional contingent consideration for up to $5.0 million for each of the three years ending December 31, 1995, 1996 and 1997 to be paid to the Seller to the extent that sales made by Axiohm to the Seller exceed certain minimums specified in the purchase agreement. Any additional consideration is allocated to goodwill. In the year ended December 31, 1996, sales of products to the Seller did exceed such minimums and an adjustment of $552 was made to goodwill (See
Note 10).

The purchase price has been allocated to the assets acquired and liabilities assumed based upon fair market values at the date of acquisition. The fair value of assets acquired and liabilities assumed is as follows:

Current assets....................................................  $   8,032
Property, plant and equipment.....................................      8,664
Other assets......................................................        298
Goodwill..........................................................      2,415
Current liabilities...............................................     (2,568)
Long-term liabilities.............................................     (1,197)
                                                                    ---------
                                                                    $  15,644
                                                                    ---------
                                                                    ---------

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

2. IPB ACQUISITION (CONTINUED)
The following unaudited statement of revenue, gross margin, income from operations and net income for the year ended December 31, 1994 is presented as if the acquisition had been made at the beginning of the period. The financial information utilized for the division in computing the following pro forma has been derived from unaudited financial records carved out from the Seller's own accounts and presented by the Seller to Axiohm at the time of acquisition. These records include actual results for the nine-month period ended September 30, 1994 and an estimate of the results for the three-month period ended December 31, 1994 as provided by the Seller.

The unaudited pro forma information is not necessarily indicative of the revenue, gross margin, income from operations or net income that would have occurred had the purchase been made at the beginning of the period.

                                                                                               DECEMBER 31, 1994
                                                                                             PRO FORMA (UNAUDITED)
                                                                                             ---------------------
Revenue....................................................................................        $  66,218
Gross margin...............................................................................           18,923
Income from operations.....................................................................            4,142
Net income.................................................................................            3,032

In connection with this acquisition, Axiohm and the Seller entered into a three year OEM purchase agreement under which the Seller undertakes to purchase at least 75% of its requirements for certain products from Axiohm at prices specified in the agreement. On September 2, 1997, Axiohm entered into a new three-year contract with NCR. The New NCR contract does not obligate NCR to purchase a minimum of 75% of its requirements for transaction printers of the type manufactured by Axiohm, but does provide that NCR and Axiohm intend and expect that NCR will purchase from Axiohm substantially all of its requirements for transaction printers.

3. ACCOUNTS RECEIVABLE, NET

                                                                                                   DECEMBER 31,
                                                                                               --------------------
                                                                                                 1995       1996
                                                                                               ---------  ---------
Trade accounts receivable....................................................................  $   9,838  $  10,690

Less: allowance for doubtful accounts........................................................       (138)      (138)
                                                                                               ---------  ---------

Accounts receivable, net.....................................................................  $   9,700  $  10,552
                                                                                               ---------  ---------
                                                                                               ---------  ---------

For the years ended December 31, 1994, 1995 and 1996, revenue in the amount of $2,063, $46,278 and $49,502, respectively, came from sales to NCR representing approximately 9%, 64% and 52%, respectively, of Axiohm's total net sales. At December 31, 1995 and 1996, accounts receivable from this customer were $4,239 and $2,860, respectively. All amounts are due within one year.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

4. INVENTORIES, NET

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1995       1996
                                                                          ---------  ---------
Raw materials and components............................................  $  11,992  $  13,345
Work in process.........................................................      2,152        949
Semi-finished and finished goods........................................      1,555      1,793
                                                                          ---------  ---------
                                                                             15,699     16,087

Less: allowance for obsolescence........................................     (2,193)    (2,187)
                                                                          ---------  ---------
Inventories, net........................................................  $  13,506  $  13,900
                                                                          ---------  ---------
                                                                          ---------  ---------

5. PROPERTY, PLANT AND EQUIPMENT, NET

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1995       1996
                                                                          ---------  ---------
Land....................................................................  $     803  $     755
Buildings...............................................................      5,085      5,355
Machinery and equipment.................................................      1,763      1,797
Molds and tooling.......................................................      5,788      6,471
Furniture, fixtures and fittings........................................      3,845      4,704
                                                                          ---------  ---------
                                                                             17,284     19,082

Less: accumulated depreciation..........................................     (6,282)    (7,847)
                                                                          ---------  ---------
Property, plant and equipment, net......................................  $  11,002  $  11,235
                                                                          ---------  ---------
                                                                          ---------  ---------

Depreciation expense for the years ended December 31, 1994, 1995 and 1996 was $1,044, $2,421 and $2,721, respectively.

6. GOODWILL

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1995       1996
                                                                          ---------  ---------
Goodwill................................................................  $   2,415  $   2,967
Less: accumulated amortization..........................................       (161)      (361)
                                                                          ---------  ---------
Goodwill, net...........................................................  $   2,254  $   2,606
                                                                          ---------  ---------
                                                                          ---------  ---------

Amortization expense for the years ended December 31, 1994, 1995 and 1996 was $0, $161 and $200, respectively.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

7. OTHER CURRENT LIABILITIES

                                                                                   DECEMBER 31,
                                                                               --------------------
                                                                                 1995     1996
                                                                               ---------  ---------
Accrued salaries and benefits................................................  $   2,172  $   2,501
Customer advances............................................................        654        989
Accrued warranty expenses....................................................        485        718
Income taxes.................................................................        371        500
Other taxes..................................................................        224        381
NCR earnout..................................................................         --        552
Relocation accrual...........................................................        262         --
Other........................................................................         17         62
                                                                               ---------  ---------
Total other current liabilities..............................................  $   4,185  $   5,703
                                                                               ---------  ---------
                                                                               ---------  ---------

8. LONG-TERM DEBT

    Axiohm has entered into borrowing arrangements with various banks for loans denominated in French Francs ("FF"), U.S. Dollars ("USD") and Japanese Yen ("JPY").

                                                                                   DECEMBER 31,
                                                                               --------------------
                                                                                 1995       1996
                                                                               ---------  ---------
Revolving credit line up to $8,000, the first $3,000 at lender's prime rate plus three quarters (9.75% at December 31, 1995 and 9.5% at December 31,
  1996), the next $5,000 at lender's prime plus one quarter (9.25% at
  December 31, 1995 and 9.00% at December 31, 1996), payable in full January
  1, 1998, secured by inventory, accounts receivable, contract rights,
  equipment and general intangibles..........................................  $   1,302  $   1,174
Revolving credit line in FF, USD or JPY up to an equivalent
  amount of FF 4.5 million at the quarterly weighted average interest rate on the Interbank Money Market plus 1.0% or lender's prime rate plus 1.0%
  (5.75% at December 31, 1995 and 4.31% at December 31, 1996),
  payable in full January 1, 1998, secured by Axiohm's accounts receivable...        301         --
Business loan at 10% collateralized by various assets; balance paid
  in full in July 1996.......................................................      3,045         --
Bank mortgage loan at lender's prime rate plus three quarters (9.75% at
  December 31, 1995 and 9.5% at December 31, 1996), payable in monthly installments of $44 (including interest) through 1997, amortized on twelve-year schedule beginning in 1998, with balloon for full outstanding balance due January 1, 2000; payment collateralized by building, machinery
  and equipment..............................................................      4,019      3,868
Three bank loans in FF at rates between 4.6% and 7.25%, payable
  from 1997 to 2002, secured by Axiohm's equipment...........................      1,328      1,046
Bank loan in FF to acquire IPB assets at PIBOR one year rate plus
  1.2% payable in seven yearly installments through 2001, secured by
  IPB shares; balance paid in full in 1996...................................      4,373         --
Five business loans in FF at rates between 5.75% and 8.75%, secured
  by Axiohm's equipment; balance paid in full in 1996........................        467         --
                                                                               ---------  ---------
                                                                               $  14,835  $   6,088
Less current portion.........................................................     (1,748)    (1,267)
                                                                               ---------  ---------
Total long-term debt.........................................................  $  13,087  $   4,821
                                                                               ---------  ---------
                                                                               ---------  ---------

    Commitment fees on the total amount of the revolving credit line in USD are payable annually at an annual rate of 0.25%.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

8. LONG-TERM DEBT (CONTINUED)
    At December 31, 1996, annual maturities of long-term debt are as follows:

YEAR ENDING DECEMBER 31,
-----------------------------------------------------------------------------------------
1997.....................................................................................  $   1,267
1998.....................................................................................        391
1999.....................................................................................        750
2000.....................................................................................      3,427
2001.....................................................................................        165
2002 and thereafter......................................................................         88
                                                                                           ---------
    Total................................................................................  $   6,088
                                                                                           ---------
                                                                                           ---------

9. CAPITAL LEASE AND FINANCING OBLIGATIONS

    a. CAPITAL LEASES

Axiohm and its subsidiaries lease office equipment and vehicles under various capital lease contracts with terms extending through December 31, 2000.

    b. FINANCING ARRANGEMENT

In 1994, Axiohm negotiated a FF 8.0 million ($1.6 million) grant from various agencies of the government of France to subsidize the purchase and improvement of certain properties in France. The agreement is structured as a sale/leaseback transaction in which title to the purchased property was sold to a government agency in exchange for a cash payment of FF 16 million ($3.2 million) and subsequently leased back for a fifteen year period. The terms of the agreement provide for a bargain purchase option at the conclusion of the lease term, hence the sale/leaseback transaction has been accounted for as financing arrangement in which the related assets and a corresponding obligation are recorded in Axiohm's financial statements. A financing obligation representing the proceeds for the sale/leaseback component of the transaction has been netted against the underlying capital expenditure. At December 31, 1996, Axiohm has a contingent liability to repay, in whole or in part, grants received of approximately FF 8.0 million ($1.6 million), in the event Axiohm does not meet the requirements of the grant including minimum employment levels through 1997, minimum capital expenditures and continued use of the building throughout the lease term.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

9. CAPITAL LEASE AND FINANCING OBLIGATIONS (CONTINUED)
Future minimum lease commitments under capital leases and the financing arrangement at December 31, 1996 are as follows:

                                                                   CAPITAL
YEAR ENDING DECEMBER 31,                                           LEASES      FINANCING     TOTAL
---------------------------------------------------------------  -----------  -----------  ---------
1997...........................................................   $     102    $     189   $     291
1998...........................................................         102          189         291
1999...........................................................          47          189         236
2000...........................................................          19          189         208
2001...........................................................          --          189         189
2002 and thereafter............................................          --        1,600       1,600
                                                                      -----   -----------  ---------
Total minimum lease payments...................................   $     270    $   2,545   $   2,815
                                                                      -----   -----------
                                                                      -----   -----------
Less: amounts representing interest............................                               (1,133)
                                                                                           ---------
Present value of minimum lease payments........................                                1,682
Current portion................................................                                 (139)
                                                                                           ---------
Long-term portion of capital lease obligations.................                            $   1,543
                                                                                           ---------
                                                                                           ---------

Included in property, plant and equipment in the accompanying consolidated balance sheets are the following assets under capital leases and the financing arrangement:

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1995       1996
                                                                           ---------  ---------
Building at cost.........................................................  $   1,634  $   1,527
Equipment at cost........................................................        150        310
                                                                           ---------  ---------
                                                                               1,784      1,837
Less: accumulated depreciation...........................................        (64)      (210)
                                                                           ---------  ---------
Assets under capital leases and financing arrangement, net...............  $   1,720  $   1,627
                                                                           ---------  ---------
                                                                           ---------  ---------

10. COMMITMENTS AND CONTINGENCIES

In connection with the 1994 acquisition of what is now its Axiohm IPB subsidiary, Axiohm is contingently liable to the Seller for up to $5.0 million for each of the three years ending December 31, 1995, 1996 and 1997, for additional purchase consideration (See Note 2). As of December 31, 1996, Axiohm had accrued $552 for contingent payments resulting from 1996 sales performance.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

11. GOVERNMENT GRANT OBLIGATIONS

French government agencies provide various long-term grants to promote fundamental research programs and to encourage commercial implementation overseas. The reimbursement of such grants is contingent upon the success of the related program.

    These grants are as follows:

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1995       1996
                                                              ---------  ---------
Fundamental research........................................  $   1,709  $   1,488
Commercial implementation in Asia...........................      1,218      1,274
                                                              ---------  ---------
                                                                  2,927      2,762
Less: current portion.......................................       (327)      (916)
                                                              ---------  ---------
Long-term portion...........................................  $   2,600  $   1,846
                                                              ---------  ---------
                                                              ---------  ---------

12. SUPPLEMENTARY INCOME STATEMENT DISCLOSURES

    A. REVENUE

        In 1994, Axiohm received revenue in respect of liquidation damages from three customers for a total amount of $ 0.9 million. This amount represents indemnities to Axiohm for the non-fulfillment of contractual terms by these customers.

    B. OTHER INCOME

        At the end of 1995 and into 1996, Axiohm received insurance proceeds of $ 1.0 million in compensation for the loss of revenue and commercial damage caused by water in the thermal head clean room of the Puiseaux facility. The insurance proceeds have been included in other income.

13. INCOME TAXES

Axiohm operates internationally and tax rates are subject to applicable tax legislation in the country in which it operates. The domestic and foreign components of pre-tax income are as follows:

                                                         DECEMBER 31,
                                                   -------------------------
                                                    1994     1995     1996
                                                   -------  -------  -------
Domestic (France) pre-tax income/(loss)..........  $ 1,979  $(1,011) $ 4,780
Foreign pre-tax (loss)/income....................      (67)   4,036    6,430
                                                   -------  -------  -------
Total............................................  $ 1,912  $ 3,025  $11,210
                                                   -------  -------  -------
                                                   -------  -------  -------

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

13. INCOME TAXES (CONTINUED)
    The provision for income tax consists of:

                                                               DECEMBER 31,
                                                      -------------------------------
                                                        1994       1995       1996
                                                      ---------  ---------  ---------
CURRENT INCOME TAX EXPENSE/(CREDIT)
  Domestic..........................................  $    (283) $    (359) $   1,159
  Foreign...........................................          9      1,609      2,789
                                                      ---------  ---------  ---------
Total...............................................  $    (274) $   1,250  $   3,948
                                                      ---------  ---------  ---------
                                                      ---------  ---------  ---------
DEFERRED INCOME TAX EXPENSE/(CREDIT)
  Domestic..........................................  $     661  $    (280) $     577
  Foreign...........................................         95        125       (119)
                                                      ---------  ---------  ---------
Total...............................................  $     756  $    (155) $     458
                                                      ---------  ---------  ---------
                                                      ---------  ---------  ---------

    A reconciliation of the differences between income tax expense computed at the French statutory rate and Axiohm's reported income tax provision is as follows:

                                                                DECEMBER 31,
                                                       -------------------------------
                                                         1994       1995       1996
                                                       ---------  ---------  ---------
Statutory rate.......................................       33.3%      36.7%      36.7%
  Tax research credit................................      (14.8)     (11.9)        --
  Non utilized foreign entities losses...............        5.9        6.8        1.7
  Effect of tax rate differences in foreign
    jurisdictions....................................        0.8        1.7        1.1
  Effect of change in tax rate on domestic deferred
    taxes............................................         --        2.8         --
  Other..............................................         --        0.1       (0.2)
                                                       ---------  ---------        ---
Effective Tax Rate...................................       25.2%      36.2%      39.3%
                                                       ---------  ---------        ---
                                                       ---------  ---------        ---

A tax research credit of approximately $285 and $359 was recorded at December 31, 1994 and 1995, respectively. The tax research credit was based on an increase in research and development expenditure. Additionally, certain tax losses in foreign jurisdictions were unavailable for offset against taxable income.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

13. INCOME TAXES (CONTINUED)
    The components of deferred tax assets/(liabilities) are as follows:

                                                                DECEMBER 31,
                                                            --------------------
                                                              1995       1996
                                                            ---------  ---------
Deferred tax assets:
  Post-retirement benefit obligation......................  $     643  $     677
  Investment grants.......................................        578        504
  Operating loss carry forwards...........................        815        388
  Other...................................................        403        720
                                                            ---------  ---------
Total deferred tax assets.................................      2,439      2,289
  Less: valuation allowance...............................       (260)      (388)
                                                            ---------  ---------
Net deferred tax assets...................................  $   2,179  $   1,901
                                                            ---------  ---------
                                                            ---------  ---------
Deferred tax liabilities:
  Long-term tax reserve...................................  $  (1,756) $  (1,603)
  Plant and equipment.....................................       (576)      (639)
  Goodwill................................................       (436)      (407)
  Provisions..............................................         --       (304)
  Other...................................................        (27)       (22)
                                                            ---------  ---------
Total deferred tax/liabilities............................  $  (2,795) $  (2,975)
                                                            ---------  ---------
                                                            ---------  ---------

    Axiohm recorded a valuation allowance of $260 and $388 at December 31, 1995 and 1996, respectively, for net operating loss carry forwards in certain tax jurisdictions since realization of these future benefits cannot be reasonably assured. These net operating loss carry forwards expire at varying dates through 2001.

14. OTHER LONG-TERM LIABILITIES

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1995       1996
                                                              ---------  ---------
Provision for post-retirement benefit.......................      1,341      1,436
Other.......................................................        471        837
                                                              ---------  ---------
Total.......................................................      1,812      2,273
                                                              ---------  ---------
                                                              ---------  ---------

    Axiohm is currently obligated to provide certain post-retirement medical and life insurance benefits to approximately 100 employees who have met certain requirements as to age (generally 55) and length of service (generally 10 years, which includes a minimum of 5 years after January 1, 1995). Axiohm accounts for the cost of these benefits in accordance with SFAS 106. Axiohm funds these costs on a pay-as-you-go basis. The post-retirement benefit expense for the years ended December 31, 1994, 1995 and 1996 amounts to $0 to $144 and $96, respectively.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

14. OTHER LONG-TERM LIABILITIES (CONTINUED)
    The total obligation recognized in the balance sheet at December 31, 1995 and 1996 was as follows:

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1995       1996
                                                              ---------  ---------
Accumulated post-retirement benefit obligation:
  Active--not fully eligible................................  $   1,471  $     374
  Retired...................................................         --         66
                                                              ---------  ---------
      Total.................................................      1,471        440
Unrecognized prior service cost.............................         --      1,690
Unrecognized net loss.......................................       (130)      (694)
                                                              ---------  ---------
Accrued post-retirement benefit obligation..................  $   1,341  $   1,436
                                                              ---------  ---------
                                                              ---------  ---------

    Significant assumptions employed in this valuation include a discount rate of 7.25% at December 31, 1995, and 7.50% at December 31, 1996. The pre-Medicare eligible healthcare cost trend rate is 8.0% for 1996 (6.0% for post-Medicare) declining by one percent each year through the year 2000 (1998 for post-Medicare), after which a rate of 5.0% is utilized for each year.

    The annual costs of post-retirement benefits are based on assumed discount rates set to reflect market conditions. If the healthcare cost trend rate was increased by one percentage point, the net post-retirement benefit expense for the year ended December 31, 1994, 1995 and 1996 and the accumulated post-retirement benefit obligation, as of December 31, 1995 and 1996 would not increase by a material amount.

    Axiohm sponsors an employee savings plan for certain U.S. employees which conforms to the provisions of Section 401(k) of the Internal Revenue Code. Axiohm also provides certain defined pension benefits (based on years of service) to certain categories of employees.

    Axiohm's obligations under these plans for 1994, 1995 and 1996 were not material.

15. SHAREHOLDERS' EQUITY

    A. SHARE CAPITAL

        On June 24, 1996, Axiohm completed a private offering of 405 Common Shares "A," and 2,735 Common Shares "B" to an employee of Axiohm and two institutional investors, respectively, from which it received total proceeds of $3,807, net of offering costs of $39.

        Common Shares "B" have substantially the same terms as Common Shares "A" except for their economic rights (represented by CERTIFICATS
    D'INVESTISSEMENTS) and their voting rights (represented by CERTIFICATS DE DROIT DE VOTE) which can be separated and sold individually.

        On the same date, Axiohm increased the par value of its Common Shares from FF 100 to FF 500.

    B. RETAINED EARNINGS

        At December 31, 1996, Axiohm's distributable retained earnings amounted to $11,025 and would be subject to $2,851 of additional withholding tax, "PRECOMPTE," in case of distribution. The withholding tax would be recorded in equity as part of the dividend paid to shareholders and shareholders

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

15. SHAREHOLDERS' EQUITY (CONTINUED)
    receiving the dividend would be entitled to a tax credit "AVOIR FISCAL" at least equal to the withholding tax paid, under conditions provided for in relevant tax treaties under French law.

    C. STOCK OPTIONS

        On December 15, 1995, the shareholders of Axiohm implemented a stock option plan authorizing the Board of Directors to issue stock options for the subscription of a maximum of 1,583 shares of Axiohm's Common Stock.

        On February 19, 1996, the Board of Directors granted all 1,583 options (to acquire one share of Common Stock each) to an officer of Axiohm at an exercise price of FF 6,050 which approximated the fair value of the underlying shares on the date of grant.

        The options are valid for ten years (until December 31, 2005) and become exercisable ratably over five years. Non-vested options become void upon termination of employment. The plan also allows for accelerated vesting upon certain conditions and events including a public offering of Axiohm's stock and specified changes in the existing ownership of Axiohm.

        As of December 31, 1996, all 1,583 options (none of which are exercisable) remained outstanding.

        Had compensation costs for Axiohm's stock option plan been determined consistent with the fair value approach set forth in SFAS No. 123, Axiohm's net income for the year ended December 31, 1996 would have been reduced to $6,726. The fair value of the options granted is estimated on the date of grant using the minimum value method with the following assumptions: 3.9% dividend yield, a risk free interest rate of 6.35%, an expected option life of 10 years and no forfeitures.

16. FOREIGN CURRENCY HEDGES

    At December 31, 1996, Axiohm's portfolio consisted of five foreign exchange contracts to sell $4.5 million at an average rate of $1 = FF 5.17 and one option to sell $3.0 million at August 29, 1997 at the rate of FF 5.15 for $1. The option was acquired at a cost of $76.

17. RELATED PARTY TRANSACTIONS

    Axiohm purchased from Dardel Technologies, a significant shareholder (44% ownership) of Axiohm, services including insurance coverage, telecommunications and legal and management assistance. These services amounted to $1,029, $995 and $991 in fiscal years 1994, 1995 and 1996, respectively. In addition, Dardel Technologies sub-leases to Axiohm S.A. office space that it leases from a company owned by three directors of Axiohm S.A. These sub-lease payments to Dardel Technologies amounted to $130, $291 and $279 in 1994, 1995 and 1996, respectively. This same company also provided office management services to Axiohm S.A. for an amount of $202, $288 and $263 in 1994, 1995 and 1996, respectively. The terms of such transactions approximate those of an arm's length transaction with an unrelated party.

    Axiohm provided selling and commercial services to Enerdis S.A., a subsidiary of Dardel Technologies for an amount of $0, $93 and $132 in the years ended December 31, 1994, 1995 and 1996, respectively. The terms of such transactions approximate those of an arm's length transaction with an unrelated party.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

17. RELATED PARTY TRANSACTIONS (CONTINUED)
    In 1994, 1995 and 1996, Axiohm participated in a cash pooling agreement with Dardel Technologies allowing it to borrow or loan cash as considered necessary. At December 31, 1996, Axiohm S.A. had an outstanding loan with Dardel Technologies amounting to $1,832 and bearing interest at 6.42% which was recorded in other current assets. This loan was reimbursed in April 1997 and the cash pooling agreement has been subsequently terminated. The terms of such transactions approximate those of an arm's length transaction with an unrelated party.

18. GEOGRAPHICAL INFORMATION

    Axiohm operates predominantly in a single industry as a manufacturer and service provider of thermal and impact printing equipment. Axiohm has operations in France, the United States, Hong Kong and Japan. Transfers between geographic areas primarily represent intercompany export sales of approximately $3.7 million, $8.7 million and $17.3 million in 1994, 1995 and 1996, respectively. These produced goods are accounted for based on established sales prices between the related companies. In computing income from operations for foreign subsidiaries, no allocations of general corporate expenses, interest or income taxes have been made.

YEAR ENDED DECEMBER 31, 1994

                                                                     NORTH
                                                         EUROPE     AMERICA     ASIA     ELIMINATIONS  CONSOLIDATED
                                                        ---------  ---------  ---------  ------------  ------------
Sales to unaffiliated customers.......................  $  20,613  $   3,339  $      --   $       --    $   23,952
Other revenues........................................        858         --         --           --           858
Transfer between geographic areas.....................      3,188        507         21       (3,716)           --
                                                        ---------  ---------  ---------  ------------  ------------
Total revenues........................................  $  24,659  $   3,846  $      21   $   (3,716)   $   24,810
                                                        ---------  ---------  ---------  ------------  ------------
                                                        ---------  ---------  ---------  ------------  ------------
Operating profit/(loss)...............................  $   1,889  $     342  $    (332)  $       --    $    1,899
Net income/(loss).....................................  $   1,499  $     268  $    (337)  $       --    $    1,430
Total assets at December 31, 1994.....................  $  22,578  $  21,327  $     103   $   (9,255)   $   34,753

YEAR ENDED DECEMBER 31, 1995

                                                                     NORTH
                                                         EUROPE     AMERICA     ASIA     ELIMINATIONS  CONSOLIDATED
                                                        ---------  ---------  ---------  ------------  ------------
Sales to unaffiliated customers.......................  $  17,317  $  54,099  $     739   $       --    $   72,155
Transfer between geographic areas.....................      8,716         --         --       (8,716)           --
                                                        ---------  ---------  ---------  ------------  ------------
Total revenues........................................  $  26,033  $  54,099  $     739   $   (8,716)   $   72,155
                                                        ---------  ---------  ---------  ------------  ------------
                                                        ---------  ---------  ---------  ------------  ------------
Operating profit/(loss)...............................  $      68  $   5,540  $    (528)  $     (324)   $    4,756
Net income/(loss).....................................  $    (177) $   2,862  $    (561)  $     (194)   $    1,930
Total assets at December 31, 1995.....................  $  24,089  $  26,184  $     318   $  (10,407)   $   40,184

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

18. GEOGRAPHICAL INFORMATION (CONTINUED)
YEAR ENDED DECEMBER 31, 1996

                                                                     NORTH
                                                         EUROPE     AMERICA     ASIA     ELIMINATIONS  CONSOLIDATED
                                                        ---------  ---------  ---------  ------------  ------------
Sales to unaffiliated customers.......................  $  20,367  $  73,625  $   1,310   $       --    $   95,302
Transfer between geographic areas.....................     17,335         --         --      (17,335)           --
                                                        ---------  ---------  ---------  ------------  ------------
Total revenues........................................  $  37,702  $  73,625  $   1,310   $  (17,335)   $   95,302
                                                        ---------  ---------  ---------  ------------  ------------
                                                        ---------  ---------  ---------  ------------  ------------
Operating profit/(loss)...............................  $   4,075  $   7,613  $    (445)  $     (192)   $   11,051
Net income/(loss).....................................  $   3,100  $   4,265  $    (504)  $      (57)   $    6,804
Total assets at December 31, 1996.....................  $  25,732  $  28,640  $     599   $  (10,993)   $   43,978

19. SUBSEQUENT EVENTS: MERGER WITH DH TO COMBINE OPERATIONS

    On August 12, 1997, Axiohm closed a tender offer to acquire approximately 7,000,000 shares of DH Technology Inc. ("DH"). The tender offer was made pursuant to the Agreement and plan of Merger (the "Merger Agreement") dated July 14, 1997 between both companies. The Merger Agreement provided for the subsequent merger of Axiohm into DH resulting in Axiohm becoming a wholly-owned subsidiary of DH; however, as a result of the tender offer and related transactions, the former shareholders of Axiohm assumed ownership of approximately 85% of the merged entities and, therefore, for financial purposes, the transaction has been accounted for in a manner similar to a reverse acquisition whereby Axiohm was treated as the acquirer and DH as the acquired company.

    The ultimate merger of Axiohm into DH was consummated through a series of transactions pursuant to the Merger Agreement on October 2, 1997. Subsequently, the surviving legal entity, DH Technology, Inc. changed its name to "Axiohm Transaction Solutions, Inc."

    The Tender Offer was financed through the incurrence of $166.2 million of senior indebtedness and the issuance of $24 million of preferred stock of Axiohm IPB, a wholly owned subsidiary of Axiohm (collectively the "Tender Financing").

    The Tender Financing was subsequently repaid with i) borrowings under an $85.0 million credit facility placed with a syndicate of banks and ii) the proceeds from a private placement of $120.0 million of 9 3/4% Senior Subordinated Notes due 2007 (the "Senior Notes"). Obligations under the Senior Notes are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by certain of Axiohm's directly or indirectly wholly-owned subsidiaries (the "Guarantor Subsidiaries") pursuant to guarantor indenture arrangements.

    Condensed financial information regarding the Guarantor Subsidiaries (Axiohm S.A., which became Axiohm SARL in connection with the above merger transaction, Axiohm IPB and Axiohm Inc. which was merged into Axiohm IPB effective January 1,
1997) and non-Guarantor subsidiaries (Axiohm Ltd. (Hong Kong) and Axiohm Japan Inc.) as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 is presented below for purposes of complying with the reporting requirements of the Guarantor Subsidiaries. Separate financial statements and other disclosures concerning each Guarantor Subsidiary have not been presented because management has determined that such information is not material to investors.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

CONDENSED CONSOLIDATING BALANCE SHEET

                                                                             DECEMBER 31, 1996
                                                          --------------------------------------------------------
                                                          GUARANTORS   NON GUARANTORS   ELIMINATIONS  CONSOLIDATED
                                                          -----------  ---------------  ------------  ------------
ASSETS
Current Assets:
  Cash & cash equivalents...............................   $   1,724      $     115      $       --    $    1,839
  Accounts receivable, net..............................      10,258            294              --        10,552
  Inventories, net......................................      13,811             89              --        13,900
  Other current assets..................................       4,293             59          (1,066)        3,286
                                                          -----------       -------     ------------  ------------
      Total current assets..............................      30,086            557          (1,066)       29,577
Property, plant and equipment, net......................      11,213             22              --        11,235
Other assets, including Goodwill........................       3,454             20            (308)        3,166
                                                          -----------       -------     ------------  ------------
      Total Assets......................................   $  44,753      $     599      $   (1,374)   $   43,978
                                                          -----------       -------     ------------  ------------
                                                          -----------       -------     ------------  ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable......................................   $   7,067      $     413      $       --    $    7,480
  Bank overdraft........................................          --             --              --            --
  Current portion of long-term debt.....................       1,250             17              --         1,267
  Current portion of financing obligations..............         139             --              --           139
  Current portion of government grant obligations.......         916             --              --           916
  Other current liabilities.............................       5,660          1,109          (1,066)        5,703
                                                          -----------       -------     ------------  ------------
      Total current liabilities.........................      15,032          1,539          (1,066)       15,505

Long-term debt..........................................       4,821             --              --         4,821
Capital lease and financing obligations.................       1,543             --              --         1,543
Government grant obligations............................       1,846             --              --         1,846
Other long-term liabilities.............................       3,829              1              --         3,830
                                                          -----------       -------     ------------  ------------
      Total Liabilities.................................   $  27,071      $   1,540      $   (1,066)   $   27,545
                                                          -----------       -------     ------------  ------------
Commitments and contingencies                                     --             --              --            --

Shareholders' equity:
  Capital, par value....................................   $   3,841      $     308      $     (308)   $    3,841
  Capital in excess of par value........................         326             --              --           326
  Retained earnings.....................................      13,507         (1,358)             --        12,149
  Foreign currency translation adjustment...............           8            109              --           117
                                                          -----------       -------     ------------  ------------
      Total Shareholders' equity........................      17,682           (941)           (308)       16,433
                                                          -----------       -------     ------------  ------------
Total Liabilities and Shareholders' equity..............   $  44,753      $     599      $   (1,374)   $   43,978
                                                          -----------       -------     ------------  ------------
                                                          -----------       -------     ------------  ------------

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

CONDENSED CONSOLIDATING BALANCE SHEET

                                                                             DECEMBER 31, 1995
                                                          --------------------------------------------------------
                                                          GUARANTORS   NON GUARANTORS   ELIMINATIONS  CONSOLIDATED
                                                          -----------  ---------------  ------------  ------------
ASSETS
Current Assets:
  Cash & cash equivalents...............................   $     626      $      10      $       --    $      636
  Accounts receivable, net..............................       9,555            145              --         9,700
  Inventories, net......................................      13,448             58              --        13,506
  Other current assets..................................       3,106             50            (721)        2,435
                                                          -----------       -------     ------------  ------------
      Total current assets..............................      26,735            263            (721)       26,277

Property, plant and equipment, net......................      10,969             33              --        11,002
Other assets, including Goodwill........................       3,191             22            (308)        2,905
                                                          -----------       -------     ------------  ------------
      Total Assets......................................   $  40,895      $     318      $   (1,029)   $   40,184
                                                          -----------       -------     ------------  ------------
                                                          -----------       -------     ------------  ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable......................................   $   6,538      $     137      $       --    $    6,675
  Bank overdraft........................................         545             --              --           545
  Current portion of long-term debt.....................       1,748             --              --         1,748
  Current portion of financing obligations..............          84             --              --            84
  Current portion of government grant obligations.......         327             --              --           327
  Other current liabilities.............................       4,156            750            (721)        4,185
                                                          -----------       -------     ------------  ------------
      Total current liabilities.........................      13,398            887            (721)       13,564

Long-term debt..........................................      13,087             --              --        13,087
Capital lease and financing obligations.................       1,662             --              --         1,662
Government grant obligations............................       2,600             --              --         2,600
Other long-term liabilities.............................       3,294             --              --         3,294
                                                          -----------       -------     ------------  ------------
      Total Liabilities.................................   $  34,041      $     887      $     (721)   $   34,207
                                                          -----------       -------     ------------  ------------
Commitments and contingencies                                     --             --              --            --

Shareholders' equity:
  Capital, par value....................................   $     616      $     308      $     (308)   $      616
  Capital in excess of par value........................          66             --              --            66
  Retained earnings.....................................       6,288           (854)             --         5,434
  Foreign currency translation adjustment...............        (116)           (23)             --          (139)
                                                          -----------       -------     ------------  ------------
      Total Shareholders' equity........................       6,854           (569)           (308)        5,977
                                                          -----------       -------     ------------  ------------
                                                          -----------       -------     ------------  ------------
Total Liabilities and Shareholders' equity..............   $  40,895      $     318      $   (1,029)   $   40,184
                                                          -----------       -------     ------------  ------------
                                                          -----------       -------     ------------  ------------

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

CONDENSED CONSOLIDATING STATEMENT OF INCOME

                                                                        YEAR ENDED DECEMBER 31, 1996
                                                          --------------------------------------------------------
                                                          GUARANTORS   NON GUARANTORS   ELIMINATIONS  CONSOLIDATED
                                                          -----------  ---------------  ------------  ------------
Revenue.................................................   $  95,090      $   1,310      $   (1,098)   $   95,302

Cost and expenses:
  Cost of products sold.................................     (66,290)        (1,198)          1,098       (66,390)
  Selling, general and administrative...................     (10,456)          (557)             --       (11,013)
  Research and development..............................      (6,648)            --              --        (6,648)
  Goodwill amortization.................................        (200)            --              --          (200)
                                                          -----------       -------     ------------  ------------
Total costs and expenses................................     (83,594)        (1,755)          1,098       (84,251)

Income from operations..................................      11,496           (445)             --        11,051

Interest (expense)/income, net..........................        (817)           (57)             --          (874)
Other income............................................       1,033             --              --          1033
                                                          -----------       -------     ------------  ------------
Income before income taxes..............................      11,712           (502)             --        11,210
Provision for income taxes..............................      (4,404)            (2)             --        (4,406)
                                                          -----------       -------     ------------  ------------
Net income..............................................   $   7,308      $    (504)     $       --    $    6,804
                                                          -----------       -------     ------------  ------------
                                                          -----------       -------     ------------  ------------

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

CONDENSED CONSOLIDATING STATEMENT OF INCOME

                                                                        YEAR ENDED DECEMBER 31, 1995
                                                          ---------------------------------------------------------
                                                          GUARANTORS   NON GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                          -----------  ---------------  -------------  ------------
Revenue.................................................   $  71,929      $     739       $    (513)    $   72,155

Cost and expenses:
  Cost of products sold.................................     (52,220)          (495)            513        (52,202)
  Selling, general and administrative...................      (8,428)          (772)             --         (9,200)
  Research and development..............................      (5,836)            --              --         (5,836)
  Goodwill amortization.................................        (161)            --              --           (161)
                                                          -----------       -------           -----    ------------
Total costs and expenses................................     (66,645)        (1,267)            513        (67,399)

Income from operations..................................       5,284           (528)             --          4,756

Interest expense, net...................................      (1,709)           (22)             --         (1,731)
Other income/(expense), net.............................          11            (11)             --             --
                                                          -----------       -------           -----    ------------
Income before income taxes..............................       3,586           (561)             --          3,025
Provision for income taxes..............................      (1,095)            --              --         (1,095)
                                                          -----------       -------           -----    ------------
Net income..............................................   $   2,491      $    (561)      $      --     $    1,930
                                                          -----------       -------           -----    ------------
                                                          -----------       -------           -----    ------------

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

CONDENSED CONSOLIDATING STATEMENT OF INCOME

                                                                          YEAR ENDED DECEMBER 31, 1994
                                                          -------------------------------------------------------------
                                                          GUARANTORS    NON GUARANTORS     ELIMINATIONS    CONSOLIDATED
                                                          -----------  -----------------  ---------------  ------------
Revenue.................................................   $  24,808       $      21         $     (19)     $   24,810

Cost and expenses:
  Cost of products sold.................................     (15,095)            (19)               19         (15,095)
  Selling, general and administrative...................      (4,172)           (334)               --          (4,506)
  Research and development..............................      (3,310)             --                --          (3,310)
  Goodwill amortization.................................          --              --                --              --
                                                          -----------          -----               ---     ------------
Total costs and expenses................................     (22,577)           (353)               19         (22,911)

Income from operations..................................       2,231            (332)               --           1,899

Interest expense, net...................................        (149)             (5)               --            (154)
Other income/(expense), net.............................         167              --                --             167
                                                          -----------          -----               ---     ------------
Income before income taxes..............................       2,249            (337)               --           1,912
Provision for income taxes..............................        (482)             --                --            (482)
                                                          -----------          -----               ---     ------------
Net income..............................................   $   1,767       $    (337)        $      --      $    1,430
                                                          -----------          -----               ---     ------------
                                                          -----------          -----               ---     ------------

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

CONDENSED CONSOLIDATING STATEMENT OF CASH-FLOWS

                                                                         YEAR ENDED DECEMBER 31, 1996
                                                          ----------------------------------------------------------
                                                          GUARANTORS    NON GUARANTORS    ELIMINATIONS  CONSOLIDATED
                                                          -----------  -----------------  ------------  ------------
NET CASH PROVIDED BY/(USED IN) OPERATING
  ACTIVITIES............................................   $  12,093       $    (356)      $       --    $   11,737
                                                          -----------          -----      ------------  ------------
NET CASH USED IN INVESTING ACTIVITIES...................   $  (2,989)      $      (8)      $       --    $   (2,997)
                                                          -----------          -----      ------------  ------------
Principal repayments under long-term debt...............   $  (8,446)      $      --       $       --    $   (8,446)
Net proceeds from government grants.....................          30              --               --            30
Proceeds from stock issuance, net of issuance costs.....       3,807              --               --         3,807
Loans (to)/from related parties.........................      (2,320)            469               --        (1,851)
Other...................................................      (1,203)             --               --        (1,203)
                                                          -----------          -----      ------------  ------------
NET CASH (USED IN)/PROVIDED BY FINANCING
  ACTIVITIES............................................   $  (8,132)      $     469       $       --    $   (7,663)
                                                          -----------          -----      ------------  ------------
Effect of foreign exchange rate changes on cash and cash
  equivalents...........................................   $     126              --               --           126
                                                          -----------          -----      ------------  ------------
Change in cash and cash equivalents.....................   $   1,098       $     105       $       --    $    1,203
Cash and cash equivalents at beginning of year..........         626              10               --           636
                                                          -----------          -----      ------------  ------------
Cash and cash equivalents at end of year................   $   1,724       $     115       $       --    $    1,839
                                                          -----------          -----      ------------  ------------
                                                          -----------          -----      ------------  ------------

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

CONDENSED CONSOLIDATING STATEMENT OF CASH-FLOWS

                                                                         YEAR ENDED DECEMBER 31, 1995
                                                          ----------------------------------------------------------
                                                          GUARANTORS    NON GUARANTORS    ELIMINATIONS  CONSOLIDATED
                                                          -----------  -----------------  ------------  ------------
NET CASH PROVIDED BY/(USED IN) OPERATING
  ACTIVITIES............................................   $   1,661       $    (654)      $       --    $    1,007
                                                          -----------          -----      ------------  ------------
NET CASH USED IN INVESTING ACTIVITIES...................   $  (3,015)      $     (10)      $       --    $   (3,025)
                                                          -----------          -----      ------------  ------------
Proceeds from long-term debt............................   $   1,000       $      --       $       --    $    1,000
Principal repayments under long-term debt...............      (4,992)             --               --        (4,992)
Net proceeds from government grants.....................       2,008              --               --         2,008
Net proceeds from financing arrangements................       1,564              --               --         1,564
Loans (to)/from related parties.........................        (650)            650               --            --
Other...................................................       1,362              --               --         1,362
                                                          -----------          -----      ------------  ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES...............   $     292       $     650       $       --    $      942
                                                          -----------          -----      ------------  ------------
Effect of foreign exchange rate changes on cash and cash
  equivalents...........................................   $     216              --               --           216
                                                          -----------          -----      ------------  ------------
Change in cash and cash equivalents.....................   $    (846)      $     (14)      $       --    $     (860)
Cash and cash equivalents at beginning of year..........       1,472              24               --         1,496
                                                          -----------          -----      ------------  ------------
Cash and cash equivalents at end of year................   $     626       $      10       $       --    $      636
                                                          -----------          -----      ------------  ------------
                                                          -----------          -----      ------------  ------------

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

CONDENSED CONSOLIDATING STATEMENT OF CASH-FLOWS

                                                                         YEAR ENDED DECEMBER 31, 1994
                                                          ----------------------------------------------------------
                                                          GUARANTORS    NON GUARANTORS    ELIMINATIONS  CONSOLIDATED
                                                          -----------  -----------------  ------------  ------------
NET CASH PROVIDED BY/(USED IN) OPERATING
  ACTIVITIES............................................   $   2,492       $    (331)      $       --    $    2,161
                                                          -----------          -----      ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES

NCR acquisition.........................................   $ (15,644)      $      --       $       --    $  (15,644)
Other...................................................      (2,321)            (72)              --        (2,393)
                                                          -----------          -----      ------------  ------------
NET CASH USED IN INVESTING ACTIVITIES...................   $ (17,965)      $     (72)      $       --    $  (18,037)
                                                          -----------          -----      ------------  ------------
Proceeds from long-term debt............................   $  15,301       $      --       $       --    $   15,301
Principal repayments under long-term debt...............        (371)             --               --          (371)
Net proceeds from government grants.....................         716              --               --           716
Proceeds from stock issuance, net of issuance costs.....        (308)            308               --            --
Loans to related parties................................         496             106               --           602
Other...................................................        (265)             28               --          (237)
                                                          -----------          -----      ------------  ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES...............   $  15,569       $     442       $       --    $   16,011
                                                          -----------          -----      ------------  ------------
Effect of foreign exchange rate changes on cash and cash
  equivalents...........................................   $     414             (15)              --           399
                                                          -----------          -----      ------------  ------------
Change in cash and cash equivalents.....................   $     510       $      24       $       --    $      534
Cash and cash equivalents at beginning of year..........         962              --               --           962
                                                          -----------          -----      ------------  ------------
Cash and cash equivalents at end of year................   $   1,472       $      24       $       --    $    1,496
                                                          -----------          -----      ------------  ------------
                                                          -----------          -----      ------------  ------------

              AXIOHM TRANSACTION SOLUTIONS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                      DECEMBER 31,
                                                                                          1996
                                                                                      -------------  SEPTEMBER 30,
                                                                                                         1997
                                                                                                     -------------
                                                                                                      (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.........................................................    $   1,839     $    36,248
  Restricted cash...................................................................           --           8,594
  Accounts receivable, net..........................................................       10,552          32,295
  Inventories.......................................................................       13,900          28,523
  Prepaid expenses and other current assets.........................................        3,286           9,487
                                                                                      -------------  -------------
    Total current assets............................................................       29,577         115,147

  Fixed assets, net of accumulated depreciation.....................................       11,235          20,928
  Intangible assets.................................................................        2,606          86,839
  Other assets......................................................................          560           5,240
                                                                                      -------------  -------------
    Total assets....................................................................    $  43,978     $   228,154
                                                                                      -------------  -------------
                                                                                      -------------  -------------

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..................................................................    $   7,480     $    15,082
  Current portion of long-term debt.................................................        2,322           4,060
  Accrued payroll, payroll taxes and benefits.......................................           --           4,877
  Accrued expenses and other current liabilities....................................        5,703           7,529
  Income taxes payable..............................................................           --           3,140
  Deferred revenue..................................................................           --             493
                                                                                      -------------  -------------
    Total current liabilities.......................................................       15,505          35,181

Non-current liabilities:
  Senior subordinated debt..........................................................           --         187,800
  Other long-term debt and long-term liabilities....................................       10,483          15,919
  Deferred tax liability............................................................        1,557           1,627
                                                                                      -------------  -------------
    Total liabilities...............................................................       27,545         240,527
                                                                                      -------------  -------------

Shareholders' equity (deficit):
  Preferred shares, no par value
    Authorized: 1,000,000 shares, none issued.......................................           --              --
  Common shares:
    Common stock, authorized: 28,500,000 shares; issued and outstanding: 6,512,926
      shares in 1996 and 1997.......................................................        4,167          23,851
  Foreign currency translation adjustment...........................................          117            (107)
  Retained earnings (accumluated deficit)...........................................       12,149         (36,117)
                                                                                      -------------  -------------
    Total shareholders' equity (deficit)............................................       16,433         (12,373)
                                                                                      -------------  -------------
    Total liabilities and shareholders' equity......................................    $  43,978     $   228,154
                                                                                      -------------  -------------
                                                                                      -------------  -------------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

              AXIOHM TRANSACTION SOLUTIONS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

             (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE DATA)

                                                                                               NINE MONTHS ENDED
                                                                                                 SEPTEMBER 30,
                                                                                             ---------------------
                                                                                               1996        1997
                                                                                             ---------  ----------
                                                                                                  (UNAUDITED)
Net sales..................................................................................  $  71,965  $   99,558
Cost of net sales..........................................................................     49,792      66,978
                                                                                             ---------  ----------
Gross margin...............................................................................     22,173      32,580

Operating expenses:
  Selling, general and administrative......................................................      8,303      13,878
  Research and development.................................................................      4,702       6,198
  In-process technology....................................................................         --      50,831
                                                                                             ---------  ----------
Total operating expenses...................................................................     13,005      70,907

Income (loss) from operations..............................................................      9,168     (38,327)

Interest and other income..................................................................      1,229         390
Interest and other expense.................................................................        946       3,077
                                                                                             ---------  ----------
Income (loss) before income taxes..........................................................      9,451     (41,014)

Income taxes...............................................................................      3,657       5,484
                                                                                             ---------  ----------
Net income (loss)..........................................................................  $   5,794  $  (46,498)
                                                                                             ---------  ----------
                                                                                             ---------  ----------
Net income (loss) per share................................................................  $    0.93  $    (7.14)

Weighted average number of shares outstanding
Per share (primary and fully diluted):.....................................................      6,243       6,513

  The accompanying notes are an integral part of these condensed consolidated financial statements.

              AXIOHM TRANSACTION SOLUTIONS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                                NINE MONTHS ENDED
                                                                                                  SEPTEMBER 30,
                                                                                              ---------------------
                                                                                                1996        1997
                                                                                              ---------  ----------
                                                                                                   (UNAUDITED)
CASHFLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................................................  $   5,794  $  (46,498)
  Adjustments to reconcile net income (loss) to net cash provided by operations:
    Write off of acquired in-process technology.............................................         --      50,831
    Depreciation and amortization...........................................................      2,008       5,369
    Other non-cash charges..................................................................        939         450
  Changes in assets and liabilities, net of effects of acquisition of business:
    Accounts receivable.....................................................................     (4,851)     (8,909)
    Inventory...............................................................................      1,738      (1,323)
    Prepaid expenses and other assets.......................................................       (501)      4,819
    Accounts payable and accrued expenses...................................................      4,466       3,962
                                                                                              ---------  ----------
Net cash provided by operating activities...................................................      9,593       8,701

CASHFLOWS FROM INVESTING ACTIVITIES:
  Payment for acquisition of business, net of cash acquired.................................         --    (148,074)
  Capital expenditures......................................................................     (2,532)     (3,670)
                                                                                              ---------  ----------
Net cash used in investing activities.......................................................     (2,532)   (151,744)
                                                                                              ---------  ----------

CASHFLOWS FROM FINANCING ACTIVITIES:
  Proceeds from tender financing............................................................         --     186,979
  Net repayment under line of credit........................................................       (759)     (1,051)
  Principal repayments on long term debt....................................................     (8,216)     (5,000)
  Dividends.................................................................................       (411)     (1,768)
  Proceeds from stock issuance, net of issuance costs.......................................      3,807          --
  Debt issuance costs.......................................................................         --      (2,799)
  Loans to related parties..................................................................       (388)      1,713
                                                                                              ---------  ----------
Net cash provided by (used in) financing activities.........................................     (5,967)    178,074
                                                                                              ---------  ----------

Effect of exchange rate changes on cash.....................................................         12        (622)
                                                                                              ---------  ----------

Net increase in cash and cash equivalents...................................................      1,106      34,409

Cash and cash equivalents at beginning of period............................................        636       1,839
                                                                                              ---------  ----------
Cash and cash equivalents at end of period..................................................  $   1,742  $   36,248
                                                                                              ---------  ----------
                                                                                              ---------  ----------

SUPPLEMENTAL CASHFLOW DISCLOSURES:
  Interest paid.............................................................................  $     848  $      488
  Income taxes paid net of refunds..........................................................  $   2,224  $    4,723

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Acquisition of business:
    Fair value of assets acquired, net of cash acquired.....................................         --  $  134,480
    In process technology...................................................................         --  $   50,831
    Liabilities assumed.....................................................................         --  $  (17,995)
    Fair value of non-tendered stock........................................................         --  $  (19,242)
                                                                                              ---------  ----------
    Cash paid, net of cash acquired.........................................................         --  $  148,074

  During 1996, the Company financed certain capital expenditures totaling $163,000 through the incurrence of capital lease obligations.

  The accompanying notes are an integral part of these condensed consolidated financial statements.

              AXIOHM TRANSACTION SOLUTIONS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                        (SEPTEMBER 30, 1997--UNAUDITED)

NOTE 1: UNAUDITED INTERIM FINANCIAL STATEMENTS

    The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 1997 are not necessarily indicative of the results which may be expected for the year ended December 31, 1997 or any other period. Reference is made to the Consolidated Financial Statements and Notes thereto included in the AX Acquisition Corporation's Schedule 14D-1 filing dated July 16,1997, for further information.

NOTE 2: BASIS OF PRESENTATION

    On August 21, 1997, pursuant to an Agreement and Plan of Merger dated as of July 14, 1997 (the "Agreement of Merger"), AX Acquisition Corporation ("AX"), a wholly-owned subsidiary of Axiohm S.A., acquired approximately 88%, or 7,000,000 shares, of the outstanding Common Stock of DH Technology, Inc. ("DH Technology") through a public tender offer to the shareholders of DH Technology at a price of $25 per share (the "Tender Offer").

    On October 2, 1997, pursuant to the Agreement of Merger, AX acquired 100% of the outstanding Common Stock of Axiohm S.A. in exchange for 5,518,524 shares of DH Technology Common Stock and $12.2 million in cash (the "Share Exchange Offer"). Simultaneous with the Share Exchange Offer, DH Technology purchased all of the outstanding shares of AX in exchange for the assumption of approximately $190 million of debt (the "Acquisition Financing") incurred by AX to finance the Tender Offer. Immediately after the Share Exchange Offer, AX was merged with and into DH Technology (the "Merger"), the surviving legal entity, and the company changed its name from "DH Technology, Inc." to "Axiohm Transaction Solutions, Inc". Immediately after the Merger, approximately 85% of DH Technology's outstanding Common Stock was held by the former shareholders of Axiohm S.A. and 15% was held by the former public shareholders of DH Technology, Inc. Axiohm S.A. and its subsidiaries and DH Technology and its subsidiaries are hereinafter referred to collectively as the "Company".

    The Tender Offer, the Share Exchange Offer and the Merger (collectively the "Acquisition") have been accounted for as a reverse acquisition, in which Axiohm S.A. was treated as the acquiror for accounting purposes. Accordingly, the historical financial information for periods prior to August 31, 1997 are those of Axiohm S.A. The effective date of the Acquisition and Merger of DH Technology for accounting purposes was August 31, 1997, and, accordingly, the capital structure of the Company has been retroactively restated to reflect the number of shares outstanding as a result of the Acquisition. The results of operations for the nine month periods ended September 30, 1997 include the operations of DH Technology for the month of September 1997.

              AXIOHM TRANSACTION SOLUTIONS, INC. AND SUBSIDIARIES

                        (SEPTEMBER 30, 1997--UNAUDITED)

NOTE 3: ACQUISITION

    The Acquisition of DH Technology has been accounted for using the purchase method of accounting. The aggregate purchase price of $208.6 million was allocated based on the fair values of tangible and intangible assets acquired and consisted of the following:

Cash paid for DH Technology shares............................................  $  175,000,000
Cash paid for DH Technology stock options.....................................      12,720,000
Transaction costs.............................................................       1,667,000
Fair value of DH Technology non-tendered shares (1)...........................      19,242,000
                                                                                --------------
                                                                                $  208,629,000
                                                                                --------------
                                                                                --------------

------------------------

 (1) Recorded as an increase to common stock on the accompanying condensed consolidated balance sheet.

    The Company expects that the final purchase price allocation will be known by December 31, 1997 and could differ from the preliminary allocation. A summary of the preliminary purchase price allocation is as follows:

Net tangible assets acquired..................................  $76,152,000
In-process research and development...........................   50,831,000
Acquired technology...........................................   22,910,000
Customer lists................................................    5,100,000
Workforce.....................................................    2,100,000
Goodwill......................................................   51,536,000
                                                                -----------
Total.........................................................  $208,629,000
                                                                -----------
                                                                -----------

    The purchased in-process research and development had not reached technological feasibility, had no future uses, and was charged to operations upon acquisition. Goodwill and other intangibles are being amortized over three years using the straight line method, which is the period estimated to be benefited.

    Of the cash paid for the DH Technology stock options, $8.6 million was funded to a Rabbi trust and is reflected on the balance sheet as restricted cash.

    The Acquisition Financing consisted of $166.2 million of senior indebtedness under a credit facility with an institutional lender and $24 million of interim preferred stock financing. Both of these amounts were fully repaid on October 2, 1997 with the proceeds from a private placement of $120 million of 9 3/4% Senior Subordinated Notes due 2007 and borrowings under an $85 million Credit Agreement. See Note 5 of the Notes to Condensed Consolidated Financial Statements.

    The following unaudited pro forma information has been prepared assuming that the Acquisition and the Acquisition Financing had occurred at the beginning of the periods presented. Pro forma adjustments included increased amortization for the purchase price in excess of assets acquired; in-process research and development expense; increased interest expense from the Acquisition Financing; and related income tax

              AXIOHM TRANSACTION SOLUTIONS, INC. AND SUBSIDIARIES

                        (SEPTEMBER 30, 1997--UNAUDITED)

NOTE 3: ACQUISITION (CONTINUED)
effects. The pro forma information does not reflect any potential cost savings from combining the operations of DH Technology and Axiohm S.A.

                                                                  NINE MONTHS ENDED
                                                        --------------------------------------
                                                        SEPTEMBER 30, 1996  SEPTEMBER 30, 1997
                                                        ------------------  ------------------
Net sales.............................................   $    159,222,000    $    158,289,000
Net loss..............................................   $     67,156,000    $     69,239,000
Net loss per share....................................   $          10.76    $          10.63
Weighted average number of shares outstanding.........          6,242,926           6,512,926

    The pro forma information is provided for information purposes only and does not purport to be indicative of the Company's results of operations that would actually have been achieved had the Acquisition and the Acquisition Financing been completed at the beginning of the periods presented, or results that may be obtained for the year ended December 31, 1997 or for any other period. See Note 5 of the Notes to Condensed Consolidated Financial Statements.

NOTE 4: INVENTORIES

    The composition of inventories at December 31, 1996 and September 30, 1997 was as follows:

                                                         DECEMBER 31, 1996  SEPTEMBER 30, 1997
                                                         -----------------  ------------------
Raw materials..........................................    $  13,345,000      $   32,612,000
Work in process........................................          949,000             512,000
Finished goods.........................................        1,793,000           3,015,000
                                                         -----------------  ------------------
Totals.................................................    $  16,087,000      $   36,139,000
                                                         -----------------  ------------------
                                                         -----------------  ------------------

NOTE 5: SUBSEQUENT EVENTS

    SENIOR SUBORDINATED NOTES

    On October 2, 1997, the Company completed a private placement (the "Senior Notes Offering") of $120 million of its 9 3/4% Senior Subordinated Notes due 2007 (the "Senior Notes"). The Senior Notes were placed with Lehman Brothers Inc. as initial purchaser (the "Initial Purchaser") and were subsequently resold by the Initial Purchaser in the United States to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act of 1933, as amended, (the "Securities Act") and outside of the United States in offshore transactions to foreign investors in reliance on Regulation S under the Securities Act. The underwriting discount to the Initial Purchaser was 2.75% of the principal amount of the Senior Notes purchased (or an aggregate of $3.3 million).

    Interest on the Senior Notes is payable semi-annually on April 1 and October 1, commencing on April 1, 1998, until maturity on October 1, 2007. The Senior Notes are redeemable at the option of the Company, in whole or in part, at any time on or after October 1, 2002 at various premiums to original face value. The Company's payment obligation under the Senior Notes is jointly and severally fully and unconditionally guaranteed on a senior subordinated basis by certain of the Company's subsidiaries ("the Guarantors"), all of which are directly or indirectly wholly owned by the Company. The proceeds from the

              AXIOHM TRANSACTION SOLUTIONS, INC. AND SUBSIDIARIES

                        (SEPTEMBER 30, 1997--UNAUDITED)

NOTE 5: SUBSEQUENT EVENTS (CONTINUED)
sale of the Senior Notes, together with borrowings under the $85 million Credit Agreement (see below) and existing cash were used to repay principal and accrued interest under the Acquisition Financing.

    Pursuant to a Registration Rights Agreement dated October 2, 1997 (the "Registration Rights Agreement") among the Company, certain of the Company's U.S. subsidiaries, as Guarantors, and the Initial Purchaser, the Company and the Guarantors have agreed to use their best efforts to file a registration statement no later than 60 days after the closing of the Senior Notes Offering, with respect to an offer to exchange the Senior Notes for new senior subordinated notes of the Company (the "New Notes") registered under the Securities Act, with terms identical to those of the Senior Notes, and to cause such registration statement to become effective no later than 120 days after the closing of the Senior Notes Offering. The Senior Notes and the New Notes are hereinafter referred to collectively as the "Notes". The holders of the Notes are entitled to certain penalty payments from the Company under certain circumstances if the Company and the Guarantors are not in compliance with their obligations under the Registration Rights Agreement.

    The following consolidating financial information is presented for purposes of complying with the reporting requirements of the Guarantor Subsidiaries. Separate financial statements and other disclosures with respect to the Guarantor Subsidiaries are not presented because the Company believes that such financial statements and other information would not provide additional information that is material to investors.

    The condensed consolidating financial information presents condensed financial statements as of September 30, 1997 and for the nine months ended September 30, 1997 of:

(a) the Company on a parent company only basis ("Parent") (carrying its investments in the subsidiaries under the equity method),

(b) the Guarantor Subsidiaries (Axiohm S.A.R.L., Axiohm Investissements S.A.R.L., Axiohm IPB, Inc., Cognitive L.L.C., Cognitive Solutions, Inc., and Stadia Colorado Corp., but excluding Dardel Technologies E.U.R.L.),

(c) the Non-Guarantor Subsidiaries (DH Technology Plc, DH Technology Pty, DH Technologia, Axiohm Ltd. (Hong Kong), and Axiohm Japan Inc.),

(d) elimination entries necessary to consolidate the Parent Company and its subsidiaries, and

(e) the Company on a consolidated basis.

    The condensed consolidating financial information also presents condensed financial statements for the nine months ended September 30, 1996 of:

(a) the Guarantor Subsidiaries which were in existence and were within the Company's consolidated structure as of September 30, 1996 (Axiohm S.A.R.L. and Axiohm IPB, Inc., but excluding Dardel Technologies E.U.R.L.),

(b) The Non-Guarantor Subsidiaries which were in existence and were within the Company's consolidated structure as of September 30, 1996 (Axiohm Ltd. (Hong
    Kong) and Axiohm Japan Inc.),

(c) elimination entries necessary to consolidate such Guarantor and Non-Guarantor Subsidiaries, and

(d) such Guarantor and Non-Guarantor Subsidiaries on a consolidated basis.

                       AXIOHM TRANSACTION SOLUTIONS, INC.

               CONDENSED CONSOLIDATING BALANCE SHEET INFORMATION

                        (SEPTEMBER 30, 1997--UNAUDITED)

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                             GUARANTOR    NON-GUARANTOR
                                                  PARENT    SUBSIDIARIES  SUBSIDIARIES    ELIMINATIONS  CONSOLIDATED
                                                ----------  -----------  ---------------  ------------  ------------
ASSETS
Current assets:
  Cash........................................  $   41,151   ($  5,455)     $     552      $       --    $   36,248
  Restricted cash.............................       8,594          --             --              --         8,594
  Accounts Receivable.........................       8,413      21,895          3,749          (1,762)       32,295
  Inventories.................................       5,262      19,573          3,828            (140)       28,523
  Other assets................................     (19,213)     34,610          1,073          (6,983)        9,487
                                                ----------  -----------       -------     ------------  ------------
      Total current assets....................      44,207      70,623          9,202          (8,885)      115,147
  Fixed assets, net...........................       5,080      14,253          1,595              --        20,928
  Intangibles.................................      84,074       2,783            (18)             --        86,839
  Other assets................................       4,907         614             27            (308)        5,240
  Investment in subsidiaries..................      43,093          --             --         (43,093)           --
                                                ----------  -----------       -------     ------------  ------------
      Total assets............................  $  181,361   $  88,273      $  10,806      $  (52,286)   $  228,154
                                                ----------  -----------       -------     ------------  ------------
                                                ----------  -----------       -------     ------------  ------------

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable............................  $    2,159   $  11,465      $   3,220      ($   1,762)   $   15,082
  Current portion of long-term debt...........       2,915       1,109             36              --         4,060
  Accrued expenses and other liabilities......      13,412       5,546            448          (7,000)       12,406
  Income taxes payable........................       1,087       1,680            373              --         3,140
  Deferred revenue............................         269         224             --              --           493
                                                ----------  -----------       -------     ------------  ------------
      Total current liabilities...............      19,842      20,024          4,077          (8,762)       35,181
  Senior subordinated debt....................     163,800      24,000             --              --       187,800
  Other long term debt and other
    obligations...............................       9,854       5,476            589              --        15,919
  Deferred tax liability......................          --       1,627             --              --         1,627
                                                ----------  -----------       -------     ------------  ------------
      Total liabilities.......................     193,496      51,127          4,666          (8,762)      240,527
                                                ----------  -----------       -------     ------------  ------------

Shareholders' equity (deficit):
  Common stock................................      23,851       4,167            367          (4,534)       23,851
  Foreign currency, translation adjustment....         131        (253)            13               2          (107)
  Retained earnings (accumulated deficit).....     (36,117)     33,232          5,760         (38,992)      (36,117)
                                                ----------  -----------       -------     ------------  ------------
      Total shareholders' equity (deficit)....     (12,135)     37,146          6,140         (43,524)      (12,373)
                                                ----------  -----------       -------     ------------  ------------
      Total liabilities and shareholders'
        equity................................  $  181,361   $  88,273      $  10,806      ($  52,286)   $  228,154
                                                ----------  -----------       -------     ------------  ------------
                                                ----------  -----------       -------     ------------  ------------

                       AXIOHM TRANSACTION SOLUTIONS, INC.

          CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

           (FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997--UNAUDITED)

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                              GUARANTOR    NON-GUARANTOR
                                                   PARENT    SUBSIDIARIES  SUBSIDIARIES    ELIMINATIONS  CONSOLIDATED
                                                 ----------  -----------  ---------------  ------------  ------------
Net sales......................................  $    6,166   $  91,807      $   4,040      ($   2,455)   $   99,558
Cost of net sales..............................       4,160      61,858          3,415          (2,455)       66,978
                                                 ----------  -----------        ------     ------------  ------------
Gross margin...................................       2,006      29,949            625              --        32,580
Operating expenses:
  Selling, general and administrative..........       3,457       9,399            730             292        13,878
  Research and development.....................         322       5,832             44              --         6,198
  In-process technology........................      50,831          --             --              --        50,831
                                                 ----------  -----------        ------     ------------  ------------
Total operating expenses.......................      54,610      15,231            774             292        70,907
                                                 ----------  -----------        ------     ------------  ------------
Income (loss)from operations...................     (52,604)     14,718           (149)           (292)      (38,327)
Interest and other income......................         284          89             17              --           390
Interest and other expense.....................      (3,588)        512             (1)             --        (3,077)
                                                 ----------  -----------        ------     ------------  ------------
Income (loss) before income taxes..............     (55,908)     15,319           (133)           (292)      (41,014)
                                                 ----------  -----------        ------     ------------  ------------
Income taxes...................................        (201)      5,838            (51)           (102)        5,484
                                                 ----------  -----------        ------     ------------  ------------
Net income (loss)..............................  ($  55,707)  $   9,481      ($     82)     ($     190)   ($  46,498)
                                                 ----------  -----------        ------     ------------  ------------
                                                 ----------  -----------        ------     ------------  ------------

                       AXIOHM TRANSACTION SOLUTIONS, INC.

           CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW INFORMATION

           (FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997--UNAUDITED)

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                           GUARANTOR   NON-GUARANTOR
                                               PARENT     SUBSIDIARIES  SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                             -----------  -----------  --------------  -------------  ------------
NET CASH FLOWS FROM OPERATING ACTIVITIES...        4,169       6,644         (1,997)          (115)         8,701

CASH FLOWS FROM INVESTING ACTIVITIES:
  Payment for acquisition of business, net
    of cash acquired.......................     (147,522)        552             --             --       (148,074)
  Capital expenditures.....................          (15)      3,655             --             --         (3,670)
                                             -----------  -----------       -------          -----    ------------
    Net cash used in investing
      activities...........................     (147,537)     (4,207)            --             --       (151,744)
                                             -----------  -----------       -------          -----    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from tender financing...........      186,979          --             --             --        186,979
  Net repayment under line of credit.......           --      (1,017)           (34)            --         (1,051)
  Principal payments under long-term
    debt...................................           --      (4,994)            (6)            --         (5,000)
  Dividends................................           --      (1,768)            --             --         (1,768)
  Debt issuance costs......................       (1,050)     (1,749)            --             --         (2,799)
  Loans to related parties.................         (728)        (33)         2,474             --          1,713
                                             -----------  -----------       -------          -----    ------------
    Net cash provided by financing
      activities...........................      185,201      (9,561)         2,434             --        178,074
                                             -----------  -----------       -------          -----    ------------

Effect of exchange rates on cash...........         (682)        (55)            --            115           (622)
                                             -----------  -----------       -------          -----    ------------
Net increase (decrease) in cash and
  equivalents..............................       41,151      (7,179)           437             --         34,409
Cash and equivalents at beginning of
  period...................................           --       1,724            115             --          1,839
                                             -----------  -----------       -------          -----    ------------
Cash and equivalents at end of
  period...................................       41,151      (5,455)           552             --         36,248
                                             -----------  -----------       -------          -----    ------------
                                             -----------  -----------       -------          -----    ------------

                       AXIOHM TRANSACTION SOLUTIONS, INC.

          CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

           (FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996--UNAUDITED)

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                           GUARANTOR      NON-GUARANTOR
                                                         SUBSIDIARIES(1) SUBSIDIARIES(2)  ELIMINATIONS  CONSOLIDATED
                                                         --------------  ---------------  ------------  ------------
Net sales..............................................    $   71,944       $     990      $     (969)   $   71,965
Cost of net sales......................................        49,768             889            (865)       49,792
                                                              -------          ------     ------------  ------------
Gross margin...........................................        22,176             101            (104)       22,173
Operating expenses:
  Selling, general and administrative..................         7,902             401              --         8,303
  Research and development.............................         4,806              --            (104)        4,702
                                                              -------          ------     ------------  ------------
Total operating expenses...............................        12,708             401            (104)       13,005
                                                              -------          ------     ------------  ------------
Income (loss)from operations...........................         9,468            (300)             --         9,168
Interest and other income..............................         1,227               2              --         1,229
Interest and other expense.............................          (943)             (3)             --          (946)
                                                              -------          ------     ------------  ------------
Income (loss) before income taxes......................         9,752            (301)             --         9,451
                                                              -------          ------     ------------  ------------
Income taxes...........................................         3,657              --              --         3,657
                                                              -------          ------     ------------  ------------
Net income (loss)......................................    $    6,095       $    (301)     $       --    $    5,794
                                                              -------          ------     ------------  ------------
                                                              -------          ------     ------------  ------------

------------------------

(1) Includes only Axiohm S.A.R.L. and Axiohm IPB, Inc.

(2) Includes only Axiohm Ltd. (Hong Kong) and Axiohm Japan Inc.

                       AXIOHM TRANSACTION SOLUTIONS, INC.

           CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW INFORMATION

           (FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996--UNAUDITED)

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                         GUARANTOR     NON-GUARANTOR
                                                       SUBSIDIARIES(1) SUBSIDIARIES(2) ELIMINATIONS   CONSOLIDATED
                                                       --------------  --------------  -------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES.................         9,791            (198)            --          9,593

CASH FLOWS FROM INVESTING ACTIVITIES--CAPITAL
  EXPENDITURES.......................................        (2,523)             (9)            --         (2,532)
                                                            -------         -------          -----    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net repayment under line of credit.................          (795)             36             --           (759)
  Principal payments under long-term debt............        (8,216)             --             --         (8,216)
  Dividends..........................................          (411)             --             --           (411)
  Proceeds from stock issuance.......................         3,807              --             --          3,807
  Loans to related parties...........................          (598)            210             --           (388)
                                                            -------         -------          -----    ------------
    Net cash used in financing activities............        (6,213)            246             --         (5,967)
                                                            -------         -------          -----    ------------

Effect of exchange rates on cash.....................            15              (3)            --             12
                                                            -------         -------          -----    ------------
Net increase (decrease) in cash and equivalents......         1,070              36             --          1,106
Cash and equivalents at beginning of period..........           626              10             --            636
                                                            -------         -------          -----    ------------
Cash and equivalents at end of
  period.............................................         1,696              46             --          1,742
                                                            -------         -------          -----    ------------
                                                            -------         -------          -----    ------------

------------------------

(1) Includes only Axiohm S.A.R.L. and Axiohm IPB, Inc.

(2) Includes only Axiohm Ltd. (Hong Kong) and Axiohm Japan Inc.

              AXIOHM TRANSACTION SOLUTIONS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                        (SEPTEMBER 30, 1997--UNAUDITED)

NOTE 5: SUBSEQUENT EVENTS (CONTINUED)

    SENIOR BANK CREDIT AGREEMENT

    On October 2, 1997, the Company entered into a Credit Agreement (the "Credit Agreement") with a syndicate of banks (the "Banks"), led by Union Bank and Lehman Brothers which acted as agent. Pursuant to the Credit Agreement, the Banks have extended the Company a two tranche amortizing term loan in the original principal amount of $50 million (the "Term Loan") and established a $35 million revolving line of credit (the "Revolver") available through October 2, 2002. The Term Loan consists of a Tranche A term loan in an aggregate principal amount of $35 million, which has a maturity of five years, and a Tranche B term loan in an aggregate principal amount of $15 million, which has a maturity of six years. The Term Loan and Revolver are secured by a lien on substantially all of the real and personal property of the Company and certain of its subsidiaries and a pledge of capital stock of certain of its subsidiaries (provided that no lien was or will be granted on the assets of Foreign Subsidiaries (as defined) and no capital stock of Foreign Subsidiaries will be pledged to the extent that the granting of such lien or the making of such pledge would result in materially adverse United States federal income tax consequences to the Company or would violate applicable law). The proceeds of the Term Loan and the initial advance under the Revolver were used by the Company to repay principal and accrued interest under the Acquisition Financing. Both the Term Loan and the Revolver have interest rate options including an interest rate based on the Eurodollar Rate plus a margin of between 2.5% to 3%. Such margins will vary depending upon the relationship between the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") and the then aggregate total debt outstanding. The Company is required to pay a fee of 0.375% per annum on the unused portion of the Revolver. Under the Credit Agreement, the Company is required to enter into arrangements to provide interest protection for $20 million of this floating rate debt for two years. The Credit Agreement contains various restrictive covenants with which the Company must comply. The more significant covenants relate to: limitations of capital expenditures, established maximum debt to EBIDTA ratios, minimum interest coverage ratios, minimum fixed charge ratios, and limitations on indebtedness related to capital leases and certain of the Company's subsidiaries. Required principal payments under the New Credit Facility and Notes are as follows: $3.2 million in 1998; $7.85 million in 1999; $7.85 million in 2000; $9.3 million in 2001; $9.3 million in 2002; $12.5 million in 2003; and $120 million in 2007.

NOTE 6: SHAREHOLDERS' EQUITY

    On June 24, 1996, Axiohm received net proceeds of $3.8 million from a private placement of 421,200 shares of Common Stock to an employee of Axiohm and two institutional investors.

    On June 24, 1996, Axiohm declared a cash dividend of $0.4 million on Common Stock which was paid to shareholders of record on June 24, 1996.

    On May 14, 1997, Axiohm declared a cash dividend of $1.8 million on Common Stock which was paid to shareholders of record on May 14, 1997.

    In September 1997, in connection with the Acquisition an officer of the Company was granted options to purchase 231,118 shares of the Company's Common Stock at an exercise price of $7.15 per share. The fair market value of the Company's common stock was $17 per share on the date of grant, resulting in

              AXIOHM TRANSACTION SOLUTIONS, INC. AND SUBSIDIARIES

                        (SEPTEMBER 30, 1997--UNAUDITED)

NOTE 6: SHAREHOLDERS' EQUITY (CONTINUED) compensation expense totaling $2,277,000. Included in the accompanying condensed consolidated statement of operations for the nine months ended September 30, 1997 is $455,000 of this total charge. The remaining $1,822,000 of compensation expense will be recognized over a four year period coinciding with option vesting schedule.

NOTE 7: COMMITMENTS AND CONTINGENCIES

    In connection with the August 1994 acquisition by DH Technology of all of the outstanding stock of Cognitive Solutions, Inc. ("Cognitive"), a designer, manufacturer and marketer of thermal bar code printers and complementary label media for use in automatic data collection systems, the Company is obligated to pay $0.5 million on August 15 in each of 1998 and 1999. The Company also may be required to make additional payments, not to exceed $3.0 million, to the former shareholder of Cognitive, based upon net sales of a specified Cognitive product line.

    In connection with the December 1994 acquisition by Axiohm S.A. of the transaction printer business of NCR Corporation ("NCR"), now known as Axiohm IPB, for up to $30.6 million, of which $15.6 million was paid at closing, $0.5 million has been paid to date in earn-out payments and a final payment of up to $5.0 million may be paid in additional earn-out payments based upon 1997 sales. The Company estimates that the final payment will be less than approximately $1.5 million and is anticipated to be paid in 1998. Axiohm S.A. recorded approximately $3.0 million of goodwill in connection with this acquisition, which was accounted for using the purchase method of accounting.

    In connection with the March 1997 acquisition by DH Technology of certain assets and liabilities of American Magnetics Corporation ("AMC"), a designer, manufacturer, and marketer of card reader modules and stand-alone card readers, and a wholly-owned subsidiary of Group 4 Securitas Holdings, a Netherlands company, for $5.7 million, of which $4.85 million was paid at closing, an additional $0.8 million will become payable in the years of 2000 and 2001. Based upon attainment of specified net sales, an additional $1.6 million may also become payable.

    In connection with the purchase and improvement of manufacturing facilities in France, Axiohm S.A. negotiated in 1994 a $1.6 million grant (the "Grant") from various agencies of the French government. The Company is contingently liable to those agencies for the repayment, in whole or in part, of the Grant in the event that the Company does not meet the requirements of the Grant, which include minimum employment levels through 1997, minimum capital expenditures and continued use of the building throughout the lease term.

    In connection with the resignation of the Company's President and Chief Executive Officer, the Company entered into a resignation agreement and a separate noncompetition agreement dated January 10, 1998. The resignation agreement provides for payments to the former President of approximately $1,525,000 pursuant to an option cancellation agreement dated August 10, 1997. Additionally, the Company will pay the former President $1,350,000 in consideration for his agreement not to compete with the Company for a period of two years.

    (b) PRO FORMA FINANCIAL INFORMATION

                    INDEX TO PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Combined Balance Sheet as of September 30, 1997....................         49

Unaudited Pro Forma Combined Statements of Operations for the Year Ended December 31,
  1996.................................................................................         50

Unaudited Pro Forma Combined Statements of Operations for the Nine Months Ended
  September 30, 1996...................................................................

Unaudited Pro Forma Combined Statements of Operations for the Nine Months Ended
  September 30, 1997...................................................................         51

Notes to the Unaudited Pro Forma Combined Financial Statements.........................         52

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The Unaudited Pro Forma Combined Financial Information set forth below is based on the historical financial statements of Axiohm Transaction Solutions, Inc. and DH after giving effect to the purchase method of accounting and other adjustments relating to the Transactions (exclusive of the effect of the Tender Financing) for the periods ended and as of the dates indicated. The Unaudited Pro Forma Combined Balance Sheet gives effect to the Transactions (exclusive of the effect of the Tender Financing) as of September 30, 1997. The Unaudited Pro Forma Combined Statements of Operations for the fiscal year ended December 31, 1996 and the nine months ended September 30, 1997 are presented to give effect to the Transactions (exclusive of the effect of the Tender Financing) as if each had been consummated on January 1, 1996. The Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 1997 are based on the historical financial statements of Axiohm Transaction Solutions, Inc. for the nine months ended September 30, 1997 and the historical financial statements of DH for the period for the period from January 1, 1997 through August 31, 1997 (the effective date of the Transactions for accounting purposes).

    The Unaudited Pro Forma Combined Financial Information set forth below reflects pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. In preparing the Unaudited Pro Forma Combined Financial Information, the Company believes it has utilized reasonable methods to conform the basis of the presentation. The Unaudited Pro Forma Combined Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or results of operations of the Company had the Transactions described above occurred on the indicated dates or been in effect for the periods presented.

    The Unaudited Pro Forma Combined Financial Information should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of Axiohm Transaction Solutions, Inc. and DH, including in each case, the related notes thereto, included elsewhere herein.

                       AXIOHM TRANSACTION SOLUTIONS, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                                   AXIOHM
                                                                     HISTORICAL                  TRANSACTION
                                                                       AXIOHM                    SOLUTIONS,
                                                                     TRANSACTION                    INC.
                                                                     SOLUTIONS,     PRO FORMA     PRO FORMA
                                                                        INC.       ADJUSTMENTS    COMBINED
                                                                    -------------  -----------  -------------
ASSETS
Current assets:
  Cash and cash equivalents (including short-term investment
    securities held to maturity)..................................   $    36,248    $ (36,248) (1)  $        --
  Restricted cash.................................................         8,594           --          8,594
  Accounts receivable, net........................................        32,295           --         32,295
  Inventories.....................................................        28,523           --         28,523
  Other...........................................................         9,487           --          9,487
                                                                    -------------  -----------  -------------
    Total current assets..........................................       115,147      (36,248)        78,899

Fixed assets, net.................................................        20,928           --         20,928
Intangible assets.................................................        86,839           --         86,839
Other assets......................................................         5,240           --          5,240
                                                                    -------------  -----------  -------------
    Total assets..................................................   $   228,154    $ (36,248)   $   191,906
                                                                    -------------  -----------  -------------
                                                                    -------------  -----------  -------------
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable................................................        15,082           --         15,082
  Accrued payroll, payroll taxes and benefits.....................         4,877           --          4,877
  Current portion of long-term debt and other long-term
    obligations...................................................         4,060           --          4,060
  Accrued expenses and other current liabilities..................         7,529           --          7,529
  Income taxes payable............................................         3,140           --          3,140
  Deferred revenue................................................           493           --            493
                                                                    -------------  -----------  -------------
    Total current liabilities.....................................        35,181           --         35,181

Senior Subordinated debt..........................................       187,800      (24,048) (1)      163,752
Other long-term debt and long-term liabilities....................        15,919           --         15,919
Deferred tax liability............................................         1,627           --          1,627
                                                                    -------------  -----------  -------------
    Total liabilities.............................................       240,527      (24,048)       216,479
                                                                    -------------  -----------  -------------
Shareholders' equity (deficit):
  Common Stock....................................................        23,851           --         23,851
  Retained earnings (accumulated deficit).........................       (36,117)     (12,200) (1)      (48,317)
  Foreign currency translation adjustment.........................          (107)          --           (107)
                                                                    -------------  -----------  -------------
    Total shareholders' equity (deficit)..........................       (12,373)     (12,200) (1)      (24,573)
                                                                    -------------  -----------  -------------
    Total liabilities and shareholders' equity (deficit)..........   $   228,154    $ (36,248)   $   191,906
                                                                    -------------  -----------  -------------
                                                                    -------------  -----------  -------------

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                       AXIOHM TRANSACTION SOLUTIONS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)

                                                       HISTORICAL                            AXIOHM TRANSACTION
                                             ------------------------------                   SOLUTIONS, INC.
                                             AXIOHM TRANSACTION               PRO FORMA          PRO FORMA
                                              SOLUTIONS, INC.        DH      ADJUSTMENTS        COMBINED(2)
                                             ------------------  ----------  ------------   --------------------
Net sales..................................      $   95,302      $  115,784   $       --    $         211,086
Costs and expenses:
  Cost of net sales........................          66,390          74,847           --              141,237
  Selling, general and administrative......          11,013          15,207           --               26,220
  Research and development.................           6,648           5,805           --               12,453
  Amortization of goodwill.................             200             790       27,215(3)            28,205
                                                    -------      ----------  ------------            --------
Total costs and expenses...................          84,251          96,649       27,215              208,115
                                                    -------      ----------  ------------            --------
Income (loss) from operations..............          11,051          19,135      (27,215)               2,971
Other income...............................           1,033              --           --                1,033
Interest income............................             158           1,491       (1,649) (4)                --
Interest expense...........................          (1,032)           (149)     (16,132) (5)           (17,313)
                                                    -------      ----------  ------------            --------
Income (loss) before income taxes..........          11,210          20,477      (44,996)             (13,309)
Income taxes (benefit).....................           4,406           7,450       (7,468) (6)             4,388
                                                    -------      ----------  ------------            --------
Net income (loss)..........................      $    6,804      $   13,027   $  (37,528)   $         (17,697)
                                                    -------      ----------  ------------            --------
                                                    -------      ----------  ------------            --------

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                       AXIOHM TRANSACTION SOLUTIONS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1997

                             (DOLLARS IN THOUSANDS)

                                                           HISTORICAL                         AXIOHM TRANSACTION
                                                  -----------------------------                SOLUTIONS, INC.
                                                  AXIOHM TRANSACTION              PRO FORMA       PRO FORMA
                                                   SOLUTIONS, INC.       DH      ADJUSTMENTS     COMBINED(2)
                                                  ------------------  ---------  -----------  ------------------
Net sales.......................................      $   99,558      $  58,731   $      --       $  158,289
Costs and expenses:
  Cost of net sales.............................          66,978         39,473          --          106,451
  Selling, general and administrative...........          11,428         12,009          --           23,437
  Research and development......................           6,198          3,928          --           10,126
  Amortization of goodwill......................           2,450            420      18,144(3)         21,014
  In-process technology, acquisition and other
    charges.....................................          50,831         11,290     (50,831) (4)         11,290
                                                        --------      ---------  -----------        --------
Total costs and expenses........................         137,885         67,120     (32,687)         172,318
                                                        --------      ---------  -----------        --------
Loss from operations............................         (38,327)        (8,389)     32,687          (14,029)
Interest and other income.......................             390          1,138      (1,528) (5)             --
Interest and other expense......................          (3,077)          (117)    (10,797) (6)        (13,991)
                                                        --------      ---------  -----------        --------
Loss before income taxes........................         (41,014)        (7,368)     20,362          (28,020)
Income taxes (benefit)..........................           5,484         (1,151)     (5,177) (7)           (844)
                                                        --------      ---------  -----------        --------
Net loss........................................      $  (46,498)     $  (6,217)  $ (25,539)      $  (27,176)
                                                        --------      ---------  -----------        --------
                                                        --------      ---------  -----------        --------

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

         NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

    The Unaudited Pro Forma Combined Financial Statements have been prepared using the following facts and assumptions:

 (1) Existing cash at September 30, 1997 was used to retire $24.0 million of the Tender Financing and fund the $12.2 million payment made to Axiohm S.A. shareholders in conjunction with Transactions on October 2, 1997.

 (2) The Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1996 do not reflect the write-off of the anticipated $50.8 million of in-process technology that was recorded in the financial statements of Axiohm Transaction Solutions, Inc. on August 31, 1997 in conjunction with the Transactions. The Unaudited Pro Forma Combined Financial Statements for the year ended December 31, 1996 do not reflect the $2.3 million anticipated charge related to the settlement of common stock options of Axiohm S.A. outstanding immediately prior to the Merger, which will be incurred ratably over a five-year period commencing at the Merger date. The Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 1997 includes $0.5 million of the anticipated charge.

 (3) Amortization of goodwill calculated on a straight line basis over three years.

 (4) Removes the effect of the one-time in-process research and development charge recorded in conjunction with the Acquisition.

 (5) Since a portion of the acquisition was funded by existing cash, a pro forma adjustment is required to adjust for the interest income lost. Interest income not earned as a result of the use of cash to partially fund the transaction was approximately $1.6 million and $1.5 million for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

 (6) Adjustment to interest expense:

                                                                                   (DOLLARS IN
                                                                                   THOUSANDS)
                                                                                   -----------
For the Year Ended December 31, 1996:
Interest expense on historical Axiohm S.A. debt repaid in the Merger.............  $      (450)
Interest on New Credit Facility and Senior Subordinated Notes (at an assumed
  weighted average interest rate of 9.4%)........................................       15,618
Amortization of deferred debt issuance costs.....................................          964
                                                                                   -----------
Pro forma total adjustment.......................................................  $    16,132
                                                                                   -----------
                                                                                   -----------

For the Nine Months Ended September 30, 1997:
Interest expense on historical Axiohm S.A. debt repaid in the Merger.............  $      (338)
Interest on New Credit Facility and Senior Subordinated Notes (at an assumed
  weighted average interest rate of 9.4%)........................................       10,412
Amortization of deferred debt issuance costs.....................................          723
                                                                                   -----------
Pro forma total adjustment.......................................................       10,797
                                                                                   -----------
                                                                                   -----------

    A 0.125% increase or decrease in the assumed weighted average interest rate would change annual pro forma interest expense by $200,000. The pro forma net losses would change by $116,000.

 (7) Income tax effects of pro forma adjustments. Income taxes have been provided for all applicable adjustments at an assumed rate of 42% assuming that the amortization of goodwill is not deductible for tax purposes.

(c) EXHIBITS

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       2.1   Agreement and Plan of Merger dated as of July 14, 1997, among the Registrant, Axiohm S.A. and AX
             Acquisition Corporation--incorporated by reference to Exhibit (c)(1) of the Registrant's Schedule 14D-9
             dated July 16, 1997.

       2.2*  Purchase and Assumption Agreement, dated October 2, 1997, among Axiohm IPB, Purchaser and the
             Registrant.

       3.1*  Certificate of Ownership of the Registrant filed with the California Secretary of State on October 2,
             1997.

       3.2*  Amended and Restated Bylaws of the Registrant.

       4.1*  Indenture, dated as of October 2, 1997 among the Registrant, the Guarantors named therein and The Bank of New York, as trustee.

       4.2*  $117,300,000 9 3/4% Senior Subordinated Note due 2007 and Subsidiary Guarantee.

       4.3*  $2,350,000 9 3/4% Senior Subordinated Note due 2007 and Subsidiary Guarantee.

       4.4*  $350,000 9 3/4% Senior Subordinated Note due 2007 and Subsidiary Guarantee.

      10.1*  Registration Rights Agreement, dated as of October 2, 1997 among the Registrant, Axiohm S.A., Axiohm
             IPB, Inc., Dardel Technologies S.A., Stadia Colorado Corp., Cognitive Solutions, Inc. and Lehman
             Brothers Inc.

      10.2*  Purchase Agreement, dated September 25, 1997, among the Registrant, Axiohm IPB Inc., Cognitive
             Solutions, Inc., Stadia Colorado Corp. and Lehman Brothers Inc.

      10.3*  Employment Agreement between the Registrant and William H. Gibbs dated as of July 14, 1997.

      10.4*  Employment Agreement between the Registrant and Walter Sobon dated as of July 14, 1997.

      10.5*  Employment Agreement between the Registrant and Janet Shanks dated as of July 14, 1997.

      10.6*  Employment Agreement between the Registrant and David Ledwell dated as of July 14, 1997.

      10.7   Global Amendment and Assignment and Acceptance, dated as of October 20, 1997, among the Registrant, the several lenders and other financial institutions listed on the signature pages thereto, Union Bank of
             California, N.A., as successor administrative agent, Lehman Brother Inc., as arrangers, and Lehman
             Commercial Paper Inc. as resigning administrative agent and as Syndication agent and as a
             Lender--incorporated by reference to Exhibit 10.7 of the Registrant's registration statement on Form S-4
             (No. 333-41245) filed on November 28, 1997.

      10.8*  Guarantee and Collateral Agreement, dated as of October 2, 1997, between the Registrant, Lehman Brothers
             Inc., Lehman Commercial Paper Inc. and certain of Registrant's subsidiaries.

      23.1   Consent of Independent Accountants.

------------------------

*Previously filed.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AXIOHM TRANSACTION SOLUTIONS, INC.

                                By:             /s/ JANET W. SHANKS
                                     -----------------------------------------
                                                  Janet W. Shanks
Dated: February 12, 1998                      Chief Accounting Officer

          INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K
                             DATED OCTOBER 2, 1997

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       2.1   Agreement and Plan of Merger dated as of July 14, 1997, among the Registrant, Axiohm S.A. and AX
             Acquisition Corporation--incorporated by reference to Exhibit (c)(1) of the Registrant's Schedule 14D-9
             dated July 16, 1997.

       2.2*  Purchase and Assumption Agreement, dated October 2, 1997, among Axiohm IPB, Purchaser and the
             Registrant.

       3.1*  Certificate of Ownership of the Registrant filed with the California Secretary of State on October 2,
             1997.

       3.2*  Amended and Restated Bylaws of the Registrant.

       4.1*  Indenture, dated as of October 2, 1997 among the Registrant, the Guarantors named therein and The Bank of New York, as trustee.

       4.2*  $117,300,000 9 3/4% Senior Subordinated Note due 2007 and Subsidiary Guarantee.

       4.3*  $2,350,000 9 3/4% Senior Subordinated Note due 2007 and Subsidiary Guarantee.

       4.4*  $350,000 9 3/4% Senior Subordinated Note due 2007 and Subsidiary Guarantee.

      10.1*  Registration Rights Agreement, dated as of October 2, 1997 among the Registrant, Axiohm, Axiohm IPB,
             Dardel Technologies S.A., Stadia Colorado Corp., Cognitive Solutions, Inc. and Lehman Brothers Inc.

      10.2*  Purchase Agreement, dated September 25, 1997, among the Registrant, Axiohm IPB, Cognitive Solutions,
             Inc., Stadia Colorado Corp. and Lehman Brothers Inc.

      10.3*  Employment Agreement between the Registrant and William H. Gibbs dated as of July 14, 1997.

      10.4*  Employment Agreement between the Registrant and Walter Sobon dated as of July 14, 1997.

      10.5*  Employment Agreement between the Registrant and Janet Shanks dated as of July 14, 1997.

      10.6*  Employment Agreement between the Registrant and David Ledwell dated as of July 14, 1997.

      10.7   Global Amendment and Assignment and Acceptance, dated as of October 20, 1997, among the Registrant, the several lenders and other financial institutions listed on the signature pages thereto, Union Bank of
             California, N.A., as successor administrative agent, Lehman Brother Inc., as arrangers, and Lehman
             Commercial Paper Inc. as resigning administrative agent and as Syndication agent and as a
             Lender--incorporated by reference to Exhibit 10.7 of the Registrant's registration statement on Form S-4
             (No. 333-41245) filed on November 28, 1997.

      10.8*  Guarantee and Collateral Agreement, dated as of October 2, 1997, between the Registrant, Lehman Brothers
             Inc., Lehman Commercial Paper Inc. and certain of Registrant's subsidiaries.

      23.1   Consent of Independent Accountants.

------------------------

*Previously filed.